                                                                     EXHIBIT 4.2






                       BAYARD DRILLING TECHNOLOGIES, INC.


                                      AND

                                   GUARANTORS


                                  $100,000,000
                           11% Senior Notes due 2005


                           -------------------------


                                   INDENTURE




                           Dated as of June 26, 1998


                           -------------------------



                       U. S. TRUST COMPANY OF TEXAS, N.A.
                                    Trustee

                             CROSS-REFERENCE TABLE
      Reconciliation and fee between The Trust Indenture Act, as amended, and the Indenture dated as of June 26, 1998.

                          TIA                                                Indenture
                          Section                                            Section
                          -------                                            -------
                          310(a)(1) . . . . . . . . . . . . . . . . . .      7.10
                          (a)(2)  . . . . . . . . . . . . . . . . . . .      7.10
                          (a)(3)  . . . . . . . . . . . . . . . . . . .      N.A.
                          (a)(4)  . . . . . . . . . . . . . . . . . . .      N.A.
                          (a)(5)  . . . . . . . . . . . . . . . . . . .      7.10
                          (b) . . . . . . . . . . . . . . . . . . . . .      7.08; 7.10
                          (c) . . . . . . . . . . . . . . . . . . . . .      N.A.
                          311(a)  . . . . . . . . . . . . . . . . . . .      7.11
                          (b) . . . . . . . . . . . . . . . . . . . . .      7.11
                          (c) . . . . . . . . . . . . . . . . . . . . .      N.A.
                          312(a)  . . . . . . . . . . . . . . . . . . .      2.07
                          (b) . . . . . . . . . . . . . . . . . . . . .      12.06
                          (c) . . . . . . . . . . . . . . . . . . . . .      12.06
                          313(a)  . . . . . . . . . . . . . . . . . . .      7.06
                          (b)(1)  . . . . . . . . . . . . . . . . . . .      N.A.
                          (b)(2)  . . . . . . . . . . . . . . . . . . .      7.06
                          (c) . . . . . . . . . . . . . . . . . . . . .      7.06, 12.05
                          (d) . . . . . . . . . . . . . . . . . . . . .      7.06
                          314(a)  . . . . . . . . . . . . . . . . . . .      4.02; 4.20; 12.08
                          (b) . . . . . . . . . . . . . . . . . . . . .      N.A.
                          (c)(1)  . . . . . . . . . . . . . . . . . . .      12.01, 12.02
                          (c)(2)  . . . . . . . . . . . . . . . . . . .      12.01; 12.02
                          (c)(3)  . . . . . . . . . . . . . . . . . . .      N.A.
                          (d) . . . . . . . . . . . . . . . . . . . . .      N.A.
                          (e) . . . . . . . . . . . . . . . . . . . . .      12.02
                          (f) . . . . . . . . . . . . . . . . . . . . .      N.A.
                          315(a)  . . . . . . . . . . . . . . . . . . .      7.01
                          (b) . . . . . . . . . . . . . . . . . . . . .      7.05; 11.02
                          (c) . . . . . . . . . . . . . . . . . . . . .      7.01
                          (d) . . . . . . . . . . . . . . . . . . . . .      7.01
                          (e) . . . . . . . . . . . . . . . . . . . . .      6.11
                          316(a)(last sentence) . . . . . . . . . . . .      2.09
                          (a)(1)(A) . . . . . . . . . . . . . . . . . .      6.05
                          (a)(1)(B) . . . . . . . . . . . . . . . . . .      6.04
                          (a)(2)  . . . . . . . . . . . . . . . . . . .      N.A.
                          (b) . . . . . . . . . . . . . . . . . . . . .      6.07
                          (c) . . . . . . . . . . . . . . . . . . . . .      10.05
                          317(a)(1) . . . . . . . . . . . . . . . . . .      6.03; 6.08
                          (a)(2)  . . . . . . . . . . . . . . . . . . .      6.09
                          (b) . . . . . . . . . . . . . . . . . . . . .      2.04
                          318(a)  . . . . . . . . . . . . . . . . . . .      12.04

                          N.A. Means Not Applicable.

---------------
Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
ARTICLE 1 - Definitions and Incorporation by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.01.            Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.02.            Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . .  17
         SECTION 1.03.            Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 2 - The Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.01.            Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.02.            Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 2.03.            Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 2.04.            Paying Agent To Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.05.            Global Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.06.            Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.07.            Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.08.            Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.09.            Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.10.            Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.11.            Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.12.            Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . .  29
         SECTION 2.13.            Authorized Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.14.            CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.15.            Persons Deemed Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 3 - Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 3.01.            Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 3.02.            Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 3.03.            Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.04.            Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 3.05.            Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 3.06.            Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 3.07.            Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 4 - Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.01.            Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.02.            Commission Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.03.            Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.04.            Limitation on Subsidiary Indebtedness and Preferred Stock . . . . . . . . . . . . .  33
         SECTION 4.05.            Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 4.06.            Limitation on Dividends and Other Payment Restrictions Affecting
                                  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 4.07.            Limitation on Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.08.            Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . .  39
         SECTION 4.09.            Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 4.10.            Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 4.11.            Limitation on Guarantees by Guarantors  . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 4.12.            Unrestricted Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 4.13.            Limitation on Sale and Lease-Back Transactions  . . . . . . . . . . . . . . . . . .  42
         SECTION 4.14.            Limitation on Line of Business  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 4.15.            Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 4.16.            Money for the Security Payments to be Held in Trust . . . . . . . . . . . . . . . .  42

                                                                                                                      Page
                                                                                                                      ----
         SECTION 4.17.            Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 4.18.            Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 4.19.            Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 4.20             Certificate; Notice of Default or Event of Default . . . . . . . . . . . . . . . .  43
         SECTION 4.21.            Further Instruments and Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 4.22.            Prohibition on Company and Guarantors Becoming Investment Companies . . . . . . . .  43
         SECTION 4.23.            Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE 5 - Consolidation, Merger, Conveyance, Lease or Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 5.01.            Consolidation, Merger, Conveyance, Lease or Transfer  . . . . . . . . . . . . . . .  44
         SECTION 5.02.            Officers' Certificate and Opinion of Counsel  . . . . . . . . . . . . . . . . . . .  44
         SECTION 5.03.            Substitution of Surviving Entity  . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 6 - Defaults and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 6.01.            Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 6.02.            Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 6.03.            Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 6.04.            Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 6.05.            Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 6.06.            Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 6.07.            Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 6.08.            Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 6.09.            Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 6.10.            Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 6.11.            Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 6.12.            Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 6.13.            Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 6.14.            Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 7 - Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 7.01.            Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 7.02.            Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 7.03.            Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 7.04.            Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 7.05.            Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 7.06.            Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 7.07.            Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 7.08.            Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 7.09.            Successor Trustee by Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 7.10.            Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 7.11.            Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . .  55

ARTICLE 8 - Satisfaction and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 8.01.            Satisfaction and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 8.02.            Application of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 8.03.            Repayment to the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 8.04.            Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE 9 - Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 9.01.            Company's Option to Effect Defeasance or Covenant Defeasance. . . . . . . . . . . .  57
         SECTION 9.02.            Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 9.03.            Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 9.04.            Conditions to Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . .  57
         SECTION 9.05.            Deposited Money and U.S. Government Obligations to be Held
                                  in Trust; Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                                                                                      Page
                                                                                                                      ----
         SECTION 9.06.            Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 9.07.            Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE 10 - Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 10.01.           Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 10.02.           With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 10.03.           Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 10.04.           Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 10.05.           Revocation and Effect of Consents and Waivers . . . . . . . . . . . . . . . . . . .  61
         SECTION 10.06.           Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 10.07.           Trustee To Execute Supplemental Indentures  . . . . . . . . . . . . . . . . . . . .  61
         SECTION 10.08.           Payment for Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE 11 - Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 11.01.           Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 11.02.           Limitation on Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 11.03.           Execution and Delivery of Guarantees  . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 11.04.           When a Guarantor May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 11.05.           No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 11.06.           Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 11.07.           Release of Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 11.08.           Execution of Supplemental Indenture for Future Guarantors . . . . . . . . . . . . .  65

ARTICLE 12 - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 12.01.           Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 12.02.           Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 12.03.           Acts of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 12.04.           Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 12.05.           Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 12.06.           Communication by Holders with Other Holders . . . . . . . . . . . . . . . . . . . .  68
         SECTION 12.07.           Rules by Trustee, Paying Agent and Registrar  . . . . . . . . . . . . . . . . . . .  69
         SECTION 12.08.           Payments on Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 12.09.           GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 12.10.           No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 12.11.           Submission to Jurisdiction; Appointment of Agent for Service of Process;
                                  Waiver Immunities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 12.12.           Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 12.13.           Multiple Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 12.14.           Table of Contents; Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 12.15.           No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . .  70

EXHIBIT A        Form of Global Security

EXHIBIT B-1      Form of Certificate For Exchange or Registration of Transfer
                 From U.S. Global Note To Reg S Global Note


EXHIBIT B-2      Form of Certificate For Exchange or Registration of Transfer
                 From Reg S Global Note To U.S. Global Note

EXHIBIT B-3      Form of Certificate For Exchange or Registration of Transfer
                 of Certificated Security

EXHIBIT B-4      Form of Certificate For Exchange or Registration of Transfer
                 From U.S. Global Note or Reg S Permanent Global Note To
                 Certificated Security

EXHIBIT B-5      Form of Certificated Security

EXHIBIT C        Form of Supplemental Indenture





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         INDENTURE dated as of June 26, 1998, among Bayard Drilling
Technologies, Inc., a Delaware corporation (the "Company"), certain of the Company's subsidiaries signatory hereto (each, a "Guarantor," collectively, the "Guarantors") and U. S. Trust Company of Texas, N.A., as trustee (the "Trustee").

                                   RECITALS:

                 The Company has duly authorized the creation and issuance of its 11% Senior Notes due 2005, Series A (the "Series A Notes") of substantially the tenor and amount hereinafter set forth; and to provide therefor and for, if and when issued as further evidence of the Company's indebtedness and in substitution for the Series A Notes pursuant to this Indenture and the Registration Rights Agreement (as defined herein), the Company's 11% Senior Notes due 2005, Series B (the "Series B Notes," and together with the Series A Notes, the "Securities"), the Company has duly authorized the execution and delivery of this Indenture.

                 All things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company and the Guarantors, in accordance with their respective terms, have been done.

                 NOW, THEREFORE, the Company, each Guarantor, jointly and severally, and the Trustee agree as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:


                                   ARTICLE 1

                   Definitions and Incorporation by Reference

         SECTION 1.01.      Definitions.

         "Acquired Indebtedness" means, with respect to any specified Person
(a) Indebtedness of any other Person existing at the time such other Person merged with or into or became a subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a subsidiary of such specified Person, and (b) Indebtedness existing and secured by an asset acquired by such specified Person but not incurred in contemplation of such acquisition.

         "Act," when used with respect to any Holder, has the meaning set forth in Section 12.03.

         "Adjusted Net Assets" of a Guarantor at any date means the amount by which the fair value of the properties and assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date.

         "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

         "Agent Member" has the meaning specified in Section 2.05(a).

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Security, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.
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         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction) by the Company or any Subsidiary to any Person other than the Company, a Guarantor or a Subsidiary, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Subsidiary (except for directors' qualifying shares or minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder or local ownership, but which are not in excess of what is required for such purpose), or (ii) any other Property or assets of the Company or any Subsidiary, other than (A) sales of drill-string components and obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries, (B) any drilling contract, charter or other lease of Property or other assets entered into by the Company or any Subsidiary in the ordinary course of business, (C) a Restricted Payment or Restricted Investment permitted under the provisions of Section 4.05 of this Indenture, (D) a Change of Control, (E) a sale, lease, consolidation, merger, continuance or the disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, in compliance with the provisions of Section
5.01 of this Indenture, (F) any trade or exchange by the Company or any Subsidiary of one or more drilling rigs for one or more other drilling rigs of like kind owned or held by another Person, provided that (x) the Fair Value of the rig or rigs traded or exchanged by the Company or such Subsidiary (including cash or cash equivalents to be delivered by the Company or such Subsidiary) is reasonably equivalent to the Fair Value of the drilling rig or rigs (together with cash or cash equivalents to be received by the Company or such Subsidiary) or other assets having a Fair Market Value in excess of $10.0 million as determined by written appraisal by a nationally (or industry) recognized investment banking firm or appraisal firm and (y) such exchange is approved by a majority of the disinterested directors of the Company and (G) any transfer of assets pursuant to a Permitted Investment. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets.

         "Asset Sale Offer" has the meaning specified in Section 4.07(b).

         "Asset Sale Offer Purchase Date" has the meaning specified in Section 4.07(c).

         "Asset Sale Offer Purchase Price" has the meaning specified in Section 4.07(b).

         "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at any date of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Board of Directors" means the Board of Directors of the Company or any Subsidiary, as applicable, or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolutions" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Subsidiary, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order or regulation to close in the City of New York and the City of Dallas, Texas and, with respect to any payment of cash or delivery of securities, the place of such payment or delivery.





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         "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

         "Capital Stock" in any Person means any and all shares, interests, membership interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire any equity interest in such Person.

         "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof).

         "Cedel" means Cedel Bank,  societe anonyme.

         "Certificated Security" has the meaning specified in Section 2.01(b).

         "Change of Control" means (i) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange
Act) has become the direct or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company other than Permitted Holders; (ii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such a record date; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company or the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors of the Company are not Continuing Directors.

         "Change of Control Offer" has the meaning specified in Section
4.09(a).

         "Change of Control Payment Date" has the meaning specified in Section 4.09(b)(ii).

         "Change of Control Purchase Price" has the meaning specified in
Section 4.09(a).

         "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the lesser of the aggregate amount of EBITDA of the Company and its consolidated Subsidiaries for either (a) the four fiscal quarters immediately prior to the applicable Transaction Date for which financial information in respect thereof is available or (b) the immediately preceding fiscal quarter for which financial information in respect thereof is available multiplied by four





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(the period yielding such lesser amount shall be the "Determination Period"), to (ii) the aggregate Consolidated Interest Expense of the Company and its consolidated Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its consolidated Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date, provided that if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation that would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four-quarter period (or portion thereof), the resulting rate shall be used for such four-quarter period (or portion thereof); provided, further, that any Consolidated Interest Expense of the Company with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such debt was incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; provided, further, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the four fiscal quarters referred to in clause (i) of this definition, and if, during the same four fiscal quarters, (x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) after the Issue Date, the Company or any of its consolidated Subsidiaries shall have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis as if such acquisition had occurred on the first day of such period.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends on Preferred Stock or Redeemable Stock of such Person (and Preferred Stock or Redeemable Stock of its subsidiaries if paid to a Person other than such Person or its subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its subsidiaries during such period and any charge related or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Redeemable Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Redeemable Stock times a fraction, the numerator of which is one the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with





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GAAP, provided that there shall be excluded therefrom, without duplication, (i)
any net income of any Unrestricted Subsidiary, except that the Company's or any Subsidiary's interest in the net income of such Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Unrestricted Subsidiary during such period to the Company or a Subsidiary as a dividend or other distribution, (ii) gains and losses, net of taxes, from Asset Sales or reserves relating thereto, (iii) the net income of any Person that is not a subsidiary or that is accounted for by the equity method of accounting which shall be included only to the extent of the amount of dividends or distributions paid to such Person or its subsidiaries, (iv) items (but not loss items) classified as extraordinary, unusual or nonrecurring (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits), (v) the net income (but not net loss) of any Person acquired by such specified Person or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vii) the net income (but not net loss) of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person, (viii) with regard to a non-Wholly Owned Subsidiary, any aggregate net income (or loss) in excess of such Person's or such subsidiary's pro rata share of such non-Wholly Owned Subsidiary's net income (or loss) and (ix) the cumulative effect of any changes in accounting principles.

         "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) on a consolidated basis at such date less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries with each item determined in accordance with GAAP.

         "Continuing Director" means an individual who (i) is a member of the Board of Directors of the Company and (ii) either (A) was a member of the Board of Directors of the Company on the Issue Date or (B) whose nomination for election or election to the Board of Directors of the Company was approved by vote of at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201-2936.

         "Covenant Defeasance" has the meaning specified in Section 9.03.

         "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

         "Default" means any event, act or condition the occurrence of which is, or after notice or the passage time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 2.12.

         "Defeasance" has the meaning specified in Section 9.02.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "DTC" has the meaning specified in Section 2.03 hereof.





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         "Determination Period" has the meaning specified under clause (i) of the definition of  "Consolidated Interest Coverage Ratio."

         "EBITDA" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of the Consolidated Net Income of such Person for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and (vi) any other non-cash charges minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

         "Event of Default" has the meaning specified in Section 6.01.

         "Excess Proceeds" has the meaning specified in Section 4.07(a).

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Exchange Offer" means the registration by the Company under the Securities Act of all the Series B Notes pursuant to a registration statement under which the Company offers each Holder of Series A Notes the opportunity to exchange all Series A Notes held by such Holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

         "Euroclear" means the Euroclear System for which Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depositary.

         "Exchange Global Security" means one or more Global Securities that do not and are not required to bear the Private Placement Legend.

         "Fair Market Value" means, with respect to consideration or other amount received or to be received pursuant to any transaction by any Person, the fair market value of such consideration or other amount as determined in good faith by the Board of Directors of the Company.

         "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

         "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in the Indenture shall utilize GAAP in effect at the Issue Date.

         "Global Security" means, individually and collectively, the Reg S Global Notes, the U.S. Global Notes and the Exchange Global Security.

         "Guarantee" means an unconditional guaranty of the Securities given by any Subsidiary pursuant to the provisions of Article 11 of this Indenture.

         "Guarantor" means each Subsidiary of the Company that is required to guarantee the Company's Obligations under the Securities and this Indenture pursuant to the provisions of Article 11 of this Indenture and any other Subsidiary of the Company that executes a supplemental indenture in which such Subsidiary agrees to guarantee the Company's





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Obligations under the Securities and this Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms thereof.

         "Holder" means the Person in whose name a Security is registered on the Registrar's books.

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, suffer to exist, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary shall be deemed to have been incurred at the time at which it becomes a Subsidiary.

         "Indebtedness" as applied to any Person means, at any time, without duplication, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, excluding accounts payable and accrued liabilities arising made in the ordinary course of business; (iii) any obligation of such Person for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable incurred and accrued liabilities arising in respect of Property and services purchased in the ordinary course of business; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property; (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business; (vii) any Capital Lease Obligation or Attributable Indebtedness pursuant to any Sale and Lease-Back Transaction of such Person; (viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person described in clauses (i) through (viii); (x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a Subsidiary, any Preferred Stock of such Person); (xi) the notional amount of any Interest Swap Obligation or Currency Hedge Obligation of such Person at the time of determination; and (xii) any obligation under a bond, note, payment guarantee or similar instrument which is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary Preferred Stock as if such Redeemable Stock or subsidiary Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture Supplement; provided, however, that if such Redeemable Stock or subsidiary Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

         "Indenture" means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture, and any such supplemental indenture, respectively.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.





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         "interest" means interest payable on the Securities pursuant to paragraph 1 of the Securities, including additional interest payable under the circumstances described in the Registration Rights Agreement and interest payable, if any, under Section 2.12 of this Indenture.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities, which date shall be June 30 and December 31 of each year.

         "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

         "Investment" means, with respect to any Person, any direct or indirect investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; provided that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of Property (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid or loaned to such Person as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, writedowns, or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or assets other than cash, such Property or assets shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer. The Company shall be deemed to make an "Investment" in the amount of the Fair Value of the Assets of a Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary.

         "Issue Date" means the date on which the Securities are first authenticated and delivered under this Indenture.

         "Initial Purchasers" means, collectively, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., BT Alex. Brown and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated.

         "Joint Venture" means any Person (other than a Guarantor) designated as such by a resolution of the Board of Directors of the Company and as to which (i) the Company, any Guarantor or any Joint Venture owns less than 50% of the Capital Stock of such Person; (ii) no more than 10 unaffiliated Persons own of record any Capital Stock of such Person; (iii) at all times, each such Person owns the same proportion of each class of Capital Stock of such Person outstanding at such time; (iv) no Indebtedness of such Person is or becomes outstanding other than Non-Recourse Indebtedness; (v) there exist no consensual encumbrances or restrictions on the ability of such Person to (x) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock to the holders of its Capital Stock or (y) pay any Indebtedness or other obligation owed to the holders of its Capital Stock or (z) make any Investment in the holders of its Capital Stock, in each case other than the types of consensual encumbrances or restrictions that would be permitted under the provisions of Section 4.06 of this Indenture if such Person were a Subsidiary; and (vi) the business engaged in by such Person is a Related Business.

         "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Loan Agreements" means the Term Loan, the Revolving Loan and three notes totaling approximately $2.9 million outstanding at May 15, 1998 secured by certain of the Company's equipment.

         "Maturity" means the date on which the principal of a Security becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity or the Change of Control Payment Date or purchase date established pursuant to the terms of this Indenture for an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc., or, if Moody's Investors Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor person; provided that if Moody's Investors Service, Inc. ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is S&P, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) that rates the specified debt securities selected by the Trustee.

         "Net Available Proceeds" means, as to any Asset Sale, the Cash Proceeds therefrom, net of all legal and title expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers), and all Federal, state, foreign, recording and local taxes payable or provided for as a consequence of such Asset Sale, net of all payments made to any Person other than the Company or a Subsidiary on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and, as for any Asset Sale by a Subsidiary, net of the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than the Company, any other Subsidiary or any Affiliate of the Company or any such other Subsidiary) and net of appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary or a foreign Subsidiary not constituting a Guarantor as to which (a) neither the Company nor any other Subsidiary (other than an Unrestricted Subsidiary or a Subsidiary of such foreign Subsidiary) (i) provides credit support constituting Indebtedness or
(ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary or such foreign Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its other Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Obligations" means, with respect to any Indebtedness, any obligation thereunder, including, without limitation, principal, premium and interest (including post petition interest thereon), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities.

         "Obligors" means the Company and the Guarantors, collectively; "Obligor" means the Company or any Guarantor.

         "Offering Memorandum" means the Confidential Offering Memorandum, dated June 19, 1998, relating to the Company's offering and placement of the Series A Notes.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or a Subsidiary and delivered to the Trustee, which shall comply with this Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

         "Order" means a written order signed in the name of the Company by an Officer and delivered to the Trustee.

         "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "Paying Agent" has the meaning specified in Section 2.03.

         "Permitted Holders" means the parties to the Stockholders and Voting Agreement by and among Energy Spectrum Partners LP, AnSon Partners Limited Partnership, Carl B. Anderson, III, Charles E. Davidson, Mark Liddell and Mike Liddell.

         "Permitted Indebtedness" means (a) Indebtedness of the Company under the Securities; (b) Indebtedness under the Loan Agreements; (c) Indebtedness (and any guarantee thereof) under one or more credit or revolving Loan Agreements with a bank or syndicate of banks or financial institutions or other lenders, as such may be amended, modified, revised, extended, replaced, or refunded from time to time, provided that at the date such Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness, the aggregate amount of all Indebtedness outstanding at such time under this clause
(c) shall not exceed $50,000,000, less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Debt (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving Loan Agreement) under such Loan Agreements as contemplated by the provisions of Section 4.07 of this Indenture;
(d) Indebtedness of the Company or any Subsidiary under Interest Swap Obligations, provided that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the provisions of
Section 4.03 of this Indenture and (ii) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (e) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations, provided that (i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the provisions of Section 4.03 of this Indenture or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (ii) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate; (f) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date; (g) the Guarantees of the Securities (and any assumption of the Obligations guaranteed thereby); (h) Indebtedness of the Company or any Subsidiary in respect of bid performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangements issued for the account of the Company or any Subsidiary, in each case in the ordinary course of business and other than for an obligation for money borrowed; (i) Indebtedness of the Company to a Guarantor or other Wholly Owned Subsidiary and Indebtedness of a Guarantor or other Wholly Owned Subsidiary to the Company or another Guarantor or other Wholly Owned Subsidiary; provided that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Guarantor ceasing to be a Guarantor or such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary, as the case may be, or any other subsequent transfer of any such Indebtedness (except to the Company or a Guarantor or other Wholly Owned Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 4.03 of this Indenture at the time the Guarantor in question ceased to be a Guarantor or the Wholly Owned Subsidiary in question ceased to be a Wholly Owned Subsidiary; (j) Subordinated Indebtedness of the Company to an Unrestricted Subsidiary; (k) Indebtedness of the Company in connection with a purchase of the Securities pursuant to a Change of Control Offer, provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount at Stated Maturity of the Securities purchased pursuant to such Change of Control Offer; provided, further, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Securities and (B) does not mature prior to one year following the Stated Maturity of the Securities; (l) Permitted Refinancing Indebtedness; (m) Permitted Subsidiary Refinancing Indebtedness; and (n) additional Indebtedness in an aggregate principal amount not in excess of $5,000,000 at any one time outstanding. So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees permitted to be incurred pursuant to this Indenture of, or Obligations permitted to be incurred pursuant to this Indenture in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included. For purposes of determining compliance with Sections 4.03 and 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to Sections 4.03 and 4.04, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with Sections 4.03 and
4.04 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to Sections 4.03 and 4.04.

         "Permitted Investments" means (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks organized in the United States with final maturities of one year or less issued by commercial banks organized in the United States having capital and surplus in excess of $100,000,000 (or being a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $100,000,000); (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" or its equivalent by S&P or at least "P-I" or its equivalent by Moody's; (c) U.S. Government Obligations with a maturity of four years or less; (d) repurchase obligations for instruments of the type described in clause (c) with any bank meeting the qualifications specified in clause (a) above; (e) shares of money market mutual or similar funds having assets in excess of $100,000,000; (f) payroll advances in the ordinary course of business; (g) other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding; (h) Investments represented by that portion of the proceeds from Asset Sales that is not required to be Cash Proceeds pursuant to Section 4.07 of this Indenture; (i) Investments made by the Company in Guarantors or in its other Wholly Owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment) or by a Subsidiary in the Company or in one or more Guarantors or other Wholly Owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment); (j) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary or otherwise in the Company's reasonable credit judgment; (k) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks organized in the United States with final maturities of one year or less and in an aggregate amount not to exceed $5,000,000 at any one time outstanding with a commercial bank organized in the United States having capital and surplus in excess of $75,000,000; (l) Interest Swap Obligations with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; (m) Currency Hedge Obligations, provided that such Currency Hedge Obligations constitute Permitted Indebtedness permitted by clause (d) of the definition thereof; (n) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation and performance and other similar deposits in the ordinary course of business; and
(o) Investments pursuant to any agreement or obligation of the Company or any Subsidiary in effect on the Issue Date.

         "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Securities and/or the Guarantees; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), provided that any such Lien relates solely to such Property; (d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of such transaction), provided that any such Lien relates solely to such Property; (e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance or tender bonds or leases or other obligations of a like nature incurred in the ordinary course of business; (f) Liens, imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereof; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary to conduct its business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith and by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property acquired or constructed after the Issue Date, provided that (1) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property so acquired or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other assets or Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and (3) such Liens shall attach to such Property within 180 days of the date of the completion of the construction or acquisition of such Property; (j) Liens securing Capital Lease Obligations, provided, further, that such Liens secure Capital Lease Obligations which, when combined with (1) the outstanding secured Indebtedness of the Company and its Subsidiaries (other than Indebtedness secured by Liens described under clauses
(b) and (i) hereof) and (2) the aggregate principal amount of all other Capital Lease Obligations of the Company and Subsidiaries, does not exceed $5,000,000 at any one time outstanding; (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (c) and (d), provided, further, that such Lien does not extend to any other Property of the Company or any Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased; (l) any charter or lease; (m) leases or subleases of real property to other Persons; (n) Liens securing Permitted Indebtedness described in clause (b) of the definition thereof; (o) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (p) rights of off-set of banks and other Persons; (q) liens in favor of the Company; (r) other deposits made to secure liability to insurance carriers under insurance or self insurance arrangements; (s) Liens securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of Credit and (t) Liens or equitable encumbrances deemed to exist by reason of a negative pledge or other arrangements to refrain from permitting Liens.

         "Permitted Refinancing Indebtedness" means Indebtedness of the Company, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of the Company which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (a) and (e) of the definition of "Permitted Indebtedness," provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Securities, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Securities at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

         "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of such Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (e) and (f) of the definition of "Permitted Indebtedness," provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Guarantee of such Subsidiary, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Guarantee of such Subsidiary at least to the same extent as the Indebtedness being renewed, extended, refinanced refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased,
(iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of at least one other class of such Person.

         "Private Placement Legend" has the meaning set forth in Section 2.06(e)(i) hereto.

         "Proceeding" has the meaning specified in Section 12.11(a).

         "Process Agent" has the meaning specified in Section 12.11(a).

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

         "Qualified Equity Offering" means an offering of Capital Stock (other than Redeemable Stock) of the Company for cash, whether pursuant to an effective registration statement under the Securities Act (other than on Form S-8) or any private placement of Capital Stock (other than Redeemable Stock) of the Company which offering or placement is consummated after the Issue Date.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Record Date" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.12.

         "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Securities or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

         "Redemption Date" means, when used with respect to any Security or part thereof to be redeemed hereunder, the date fixed for redemption of such Securities pursuant to the terms of the Securities and this Indenture.

         "Redemption Price" means, when used with respect to any Security or part thereof to be redeemed hereunder, the price fixed for redemption of such Security pursuant to the terms of the Securities and this Indenture, plus accrued and unpaid interest thereon, if any to the Redemption Date.

         "Reg S Global Note" means a permanent global senior note that contains the text referred to in footnotes 1 and 3 and the additional schedule referred to in footnote 4 to the form of the Security attached hereto as Exhibit A, and that is deposited with the Security Custodian and registered in the name of the Depositary or its nominee, representing the Series A Notes sold in reliance on Regulation S.

         "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Registrar" has the meaning specified in Section 2.03.

         "Registration Rights Agreement" means the A/B Exchange Registration Rights Agreement, dated as June 26, 1998, by and among the Company, the Guarantors and each of the purchasers named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time.

         "Related Business" means the contract drilling business and activities incidental thereto and any business related, complementary or ancillary thereto.

         "Replacement Asset" means a Property or asset that, as determined by the Board of Directors of the Company as evidenced by a Board Resolution, is used or is useful in a Related Business.

         "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Restricted Investment" means any Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

         "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value, any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company or such Affiliate, as the case may be, or in warrants, rights or options to acquire such Capital Stock and (y) dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary;
(ii) make any principal payment on, or redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Securities or the Guarantees, as applicable; or (iii) make any Restricted Investment in any Person.

         "Retired Indebtedness or Stock" has the meaning specified in Section 4.04.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings ceases with respect thereto shall have been transferred to a successor Person, such successor Person, provided that if Standard & Poor's Ratings Group ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "S&P" shall mean any other nationally recognized rating agency selected by the Trustee.

         "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

         "Securities" means the Series A Notes and Series B Notes issued pursuant to this Indenture, as the same may be amended and supplemented from time to time.

         "Securities Custodian" means the Trustee, as custodian for the Depositary with respect to the Securities in global form, or any successor entity thereto.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Register" has the meaning specified in Section 2.03.

         "Senior Debt" means any Indebtedness incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Securities, provided that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing, (b) any Indebtedness owing to any Subsidiaries of the Company, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

         "Series A Notes" means the Company's 11% Series A Senior Notes due 2005, as the same may be amended or supplemented from time to time in accordance with the terms thereof, that are issued pursuant to this Indenture.

         "Series B Notes" means the Company's 11% Series B Senior Notes due 2005, as the same may be amended or supplemented from time to time in accordance with the terms thereof, that are issued pursuant to this Indenture in exchange for the Series A Notes in the Exchange Offer.

         "Significant Subsidiary" means a Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Special Record Date" means a date fixed by the Trustee pursuant to
Section 2.12 for the payment of Defaulted Interest.

         "Stated Maturity" when used with respect to a Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Securities or the Guarantees, as the case may be, and does not mature prior to the Stated Maturity of the Securities.

         "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person,
(ii) any general partnership, limited liability company, joint venture or similar entity, more than 50% of the outstanding partnership, membership or similar interest of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

         "Subsidiary" means a subsidiary of the Company other than an Unrestricted Subsidiary.

         "Surviving Entity" has the meaning specified in Section 5.01.

         "Transaction Date" has the meaning specified within the definition of "Consolidated Interest Coverage Ratio."

         "Transfer Restricted Security" means a Security bearing a Private Placement Legend.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 10.04.

         "Trust Officer" means any officer or assistant officer within the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provision of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "U.S. Global Note" means a permanent Global Security that contains the text referred to in footnotes 1 and 3 and the additional schedule referred to in footnote 4 to the form of the Security attached hereto as Exhibit A, and that is deposited with the Security Custodian and registered in the name of the Depositary or its nominee, representing Securities sold in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means any subsidiary of the Company that the Company has classified as an Unrestricted Subsidiary and that has not been reclassified as a Subsidiary pursuant to the terms of this Indenture.

         "Voting Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

         "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

         SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "indenture securities" means the Securities.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

         (1)     a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)     "or" is not exclusive;

         (4)     "including" means including without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (7)     provisions apply to successive events and transactions;

         (8) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture;

         (9) unless otherwise expressly provided herein, the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock; and

         (10) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2

                                 The Securities

         SECTION 2.01.      Form and Dating.

         (a) The Securities, with the notation of the Guarantees endorsed thereon and the Trustee's certificate of authentication thereon, shall be substantially in the form of Exhibit A and Exhibit B-5, each which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have such notations, legends or endorsements stamped, printed, lithographed or engraved thereon as required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities and the Guarantee set forth in Exhibit A and Exhibit B-5 shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Guarantors, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (b) Series A Notes, with the notations of the Guarantees endorsed thereon, shall be issued in the form of one or more permanent Global Securities in definitive fully registered form without coupons. Securities offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of the U.S. Global Notes, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. Series A Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Reg S Global Note, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the "40-day distribution compliance period" (as defined in Regulation S) (the "40-day Distribution Compliance Period") beneficial interests in the Reg S Global Note shall be held only through Euroclear or Cedel, and, pursuant to the Depositary's procedures, Indirect Participants that hold a beneficial interest in the Reg S Global Note shall not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the U.S. Global Notes. Following the termination of the 40-day Distribution Compliance Period, beneficial interests in the Reg S Global Notes shall be exchanged for beneficial interests in U.S. Global Notes and beneficial interests in the U.S. Global Notes shall be exchanged for beneficial interests in the Reg S Global Notes, pursuant to the Applicable Procedures. The aggregate principal amount of the Reg S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                 Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed on Schedule A thereto and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of Schedule A of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                 The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Reg S Global Notes that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

                 Except as set forth in Section 2.06 hereof, the Global Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

         (c) This paragraph 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this paragraph, authenticate and deliver the Global Securities that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Securities Custodian. Participants shall have no rights either under this Indenture with respect to any Global Securities held on their behalf by the Depositary or by the Securities Custodian as custodian for the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

         (d)     Any certificated Security that may be issued pursuant to
Section 2.06(b) or (c) shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit B-5 hereto (each a "Certificated Security"). Upon issuance, any such Certificated Security shall be duly executed by the Company, with the endorsement of Guarantees thereon executed by the Guarantors, and authenticated by the Trustee as hereinafter provided.

         SECTION 2.02. Execution and Authentication. The aggregate principal amount at Stated Maturity of Securities outstanding at any time shall not exceed $100,000,000 except as provided in Section 2.08 hereof. Two executive officers of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form. The Securities shall have the notation relating to the Guarantees executed by each Guarantor in the manner provided for in Section 11.03 hereof and endorsed thereon.

         If an executive officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         Notwithstanding any other provision hereof, the Trustee shall authenticate and deliver Securities only upon receipt by the Trustee of an Officers' Certificate and Opinion of Counsel complying with Sections 12.01 and
12.02 hereof with respect to satisfaction of all conditions precedent contained in this Indenture to authentication and delivery of such Securities.

         Upon compliance by the Company with the provisions of the previous paragraph, the Trustee shall, upon receipt of an Order requesting such action, authenticate Securities for original issuance in an aggregate principal amount at Stated Maturity not to exceed $100,000,000 in the form of the Global Security. Such Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

         Series B Notes may be issued only in exchange for a like principal amount of Series A Notes pursuant to an Exchange Offer.

         Upon the occurrence of any event specified in Section 2.06(a) hereof and compliance by the Company with the provisions of the paragraph preceding the immediately preceding paragraph, the Company shall execute and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Global Security, Certificated Securities representing Securities theretofore represented by the Global Security.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence, and the only evidence, that the Security has been authenticated under this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

         If the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that shall represent and shall be in minimum denominations of $1,000.

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities (the "Security Register") and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents; provided, however, that so long as U. S. Trust Company of Texas, N.A. shall be the Trustee, without the consent of the Trustee, there shall be no more than one Registrar or Paying Agent. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar or Paying Agent and appoint another Person to act as Registrar for purposes of this Indenture except that, for the purposes of Article 3, Article 12 and Sections
4.07 and 4.09, none of the Company, any Guarantor, any Restricted Subsidiary or any Affiliate of the Company or of any Guarantor shall act as Paying Agent. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Security Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

         The Company initially appoints the Depository Trust Company ("DTC") to act as the Depositary with respect to the Global Securities. Cede & Co. has been appointed as the nominee of DTC.

         SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal, premium, if any, and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.05.      Global Securities.

         (a) So long as a Global Security is registered in the name of the Depositary or its nominee, beneficial owners, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Security held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Securities.

         (b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in such Global Securities through Agent Members, to take any action which a Holder of Securities is entitled to take under this Indenture or the Securities.

         (c) Whenever, as a result of an optional redemption of Securities by the Company, a Change of Control Offer, an Asset Sale Offer, or an exchange pursuant to the second sentence of Section 2.06(a) hereof, a Global Security is redeemed, repurchased or exchanged in part, such Global Security shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A attached thereto so that the principal amount at Stated Maturity of such Global Security will be equal to the portion of such Global Security not redeemed, repurchased or exchanged and shall thereafter return such Global Security to such Holder, provided that each such Global Security shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple thereof.

         SECTION 2.06.      Transfer and Exchange.

         (a) Transfer and Exchange of Global Securities. The transfer and exchange of beneficial interests in Global Securities shall be effected through the Depositary, in accordance with this Indenture and the Applicable Procedures, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the legend in subsection
(e) of this Section 2.06. Transfers of beneficial interests in the Global Securities to Persons required to take delivery thereof in the form of an interest in another Global Security shall be permitted as follows:

                 (i) U.S. Global Note to Reg S Global Note. Prior to the expiration of the 40-day Distribution Compliance Period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Securities Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in the Reg S Global Note. If, at any time after the expiration of the 40-day Distribution Compliance Period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Securities Custodian) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Reg S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Reg S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Reg S Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at Maturity of the applicable U.S. Global Note and to increase or cause to be increased the aggregate principal amount at Maturity of the applicable Reg S Global Note by the principal amount at Maturity of the beneficial interest in the U.S. Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Reg S Global Note equal to the reduction in the aggregate principal amount at Maturity of the U.S. Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.

                 (ii)       Reg S Global Note to U.S. Global Note.   Prior to
                            the expiration of the 40-day Distribution
                            Compliance Period, an owner of a beneficial interest in a Reg S Global Note deposited with the Depositary (or the Securities Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in a U.S. Global Note. If, at any time, after the expiration of the 40-day Distribution Compliance Period, an owner of a beneficial interest in a Reg S Global Note deposited with the Depositary or with the Securities Custodian wishes to transfer its beneficial interest in such Reg S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a U.S. Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the U.S. Global Note equal to the beneficial interest in the Reg S Global Note to be exchanged, such instructions to contain information regarding the Participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Reg S Global Note reasonably believes that the Person acquiring such interest in a U.S. Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form and substance reasonably acceptable to the Company and to the Registrar and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Reg S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable U.S. Global Note by the principal amount at maturity of the beneficial interest in the Reg S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such redemption, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable U.S. Global

                            Note equal to the reduction in the aggregate principal amount at maturity of such Reg S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Reg S Global Note that is being exchanged or transferred.

                 (b)        Transfer and Exchange of Certificated Securities.
When Certificated Securities are presented by a Holder to the Registrar with a request to register the transfer of the Certificated Securities or to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Certificated Securities are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or are accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

                            in the case of Certificated Securities that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                            (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                            (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                            (C) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (c) Transfer of a Beneficial Interests in Global Securities for Certificated Securities.

         (i) The Global Securities that are Transfer Restricted Securities or the Exchange Global Securities, as the case may be, shall be exchanged by the Company for one or more Certificated Securities representing Series A Notes or Series B Notes, as the case may be, if (x) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (y) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days or (iii) the Company, at its option, delivers a notice in the form of an Officers' Certificate that it elects to cause the issuance of Certificated Securities.
                 If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of a Global Security that is a Transfer Restricted Security or an Exchange Global Security, as the case may be, for one or more Certificated Securities representing Series A Notes or Series B Notes, as the case may be; provided that the principal amount of each of such Certificated Securities, and such Global Security, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Security is exchanged as a whole for one or more Certificated Securities, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Security is exchanged in part for one or more Certificated Securities, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to Schedule A thereof pursuant to Section 2.01 hereof. All Certificated Securities or Series B Notes, as the case may be, issued in exchange for a Global Security or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Certificated Securities issued pursuant to this Section 2.06(c)(i) shall include the Private Placement Legend, except as otherwise provided for by Section
                 2.06 hereof. Interests in a Global Security may not be exchanged for Certificated Securities other than as provided in this Section 2.06. If a beneficial interest in a Transfer Restricted Security is being transferred, the following additional documents and information must be submitted (including by facsimile):

                 (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

                 (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto); and

                 (C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Securities Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, cause the aggregate principal amount of U.S. Global Notes or Reg S Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Certificated Security in the appropriate principal amount.

         (ii) Certificated Securities issued in exchange for a beneficial interest in a U.S. Global Note or Reg S Global Note, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Securities are so registered. Following any such issuance of Certificated Securities, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Security to reflect the transfer.

         (d) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Securities represented hereby shall be required to be reflected in book entry form. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         (e)     Legends.

                 (i)        Except as permitted by the following paragraphs
                            (ii), (iii) and (iv), each Security certificate evidencing Global Securities and Certificated Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend (the "Private Placement Legend") in substantially the following form:

                            THIS NOTE (OR ITS PREDECESSOR) AND ANY GUARANTEE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                                  (1)  REPRESENTS THAT (A) IT IS A "QUALIFIED
                                  INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

                                  (2)  AGREES THAT IT WILL NOT RESELL OR
                                  OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO
                                  THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B)
                                  TO A PERSON WHOM THE SELLER REASONABLY
                                  BELIEVES IS A QIB PURCHASING FOR ITS OWN
                                  ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A
                                  TRANSACTION MEETING THE REQUIREMENTS OF RULE
                                  144A, (C) IN AN OFFSHORE TRANSACTION MEETING
                                  THE REQUIREMENTS OF RULE 903 OR 904 OF
                                  REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF REQUESTED BY THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                                  (3)  AGREES THAT IT WILL DELIVER TO EACH
                                  PERSON TO WHOM THIS  NOTE OR AN INTEREST
                                  HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY
                                  TO THE EFFECT OF THIS LEGEND.

                                  AS USED HEREIN, THE TERMS "OFFSHORE
                            TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                 (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                            (A)   in the case of any Transfer Restricted
                                  Security that is a Certificated Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted

                                  Security for a Certificated Security that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-4 hereto; and

                            (B)   in the case of any Transfer Restricted
                                  Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in
                                  (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Certificated Security that does not bear the legend set forth in
                                  (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

                 (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                                  (A)      in the case of any Transfer
                                           Restricted Security that is a
                                           Certificated Security, the Registrar
                                           shall permit the Holder thereof to
                                           exchange such Transfer Restricted
                                           Security for a Certificated Security
                                           that does not bear the legend set
                                           forth in (i) above and rescind any
                                           restriction on the transfer of such
                                           Transfer Restricted Security; and

                                  (B)      in the case of any Transfer
                                           Restricted Security represented by a
                                           Global Security, such Transfer
                                           Restricted Security shall not be
                                           required to bear the legend set
                                           forth in (i) above, but shall
                                           continue to be subject to the
                                           provisions of Section 2.06(a) and
                                           (b) hereof.

                 (iv) By its acceptance of any Initial Security represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Security acknowledges the restrictions on transfer of such Initial Security set forth in the Private Placement Legend and under the heading "Notice to Investors" in the Offering Memorandum and agrees that it will transfer such Initial Security only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum.

                 (v) Notwithstanding the foregoing, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more unrestricted Global Securities in aggregate principal amount equal to the principal amount of the restricted beneficial interests validly tendered and not properly withdrawn by Persons that certify in the letter of transmittal delivered in the Exchange Offer that they are not (x) broker-dealers, (y) Persons participating in the distribution of the Series B Notes or (z) Persons who are affiliates (as defined in Rule 144 under the Securities Act) of the Company and accepted for exchange in the Exchange Offer and (ii) Certificated Securities that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Certificated Securities that are Transfer Restricted Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Global Securities to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Securities so accepted Certificated Securities in the appropriate principal amount.

         (f) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in Global Securities have been exchanged for Certificated Securities, redeemed, repurchased or canceled, all Global Securities shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

         (g)     General Provisions Relating to Transfers and Exchanges.

                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Certificated Securities at the Registrar's request.

                 (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.07,
                            4.09 and 10.06 hereto).

                 (iii) All Global Securities and Certificated Securities issued upon any registration of transfer or exchange of Global Securities or Certificated Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Certificated Securities surrendered upon such registration of transfer or exchange.

                 (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Securities for redemption under
                            Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (C) to register the transfer of or to exchange a Security between a Record Date and the next succeeding Interest Payment Date.

                 (v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                 (iv) The Trustee shall authenticate Global Securities and Certificated Securities in accordance with the provisions of Section 2.02 hereof.

         SECTION 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list (which may be conclusively relied upon by the Trustee) in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section 312(a).

         SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company, in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section 2.08, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser, in which event the replacement Security shall cease to be outstanding, subject to the provisions of Section 8-405 of the Uniform Commercial Code. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

         If the Paying Agent (other than the Company, a Guarantor or an Affiliate of the Company or a Guarantor) segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or Maturity date money sufficient to pay all principal, premium, if any, interest and any other amounts payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or such portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities held or beneficially owned by the Company or Guarantor or an Affiliate of the Company or a Guarantor of the Company or by agents of any of the foregoing shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendments, modification or other change to this Indenture, only Securities which a Responsible Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee's right so to act with respect to the Securities and that the pledgee is not the Company, a Guarantor or an Affiliate of the Company or of a Guarantor or any of their agents. The Trustee may require an Officers' Certificate listing Securities owned by the Company, or a Guarantor or an Affiliate of the Company or a Guarantor or by any agents of the foregoing.

         SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and upon Order the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and upon Order the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

         SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. Upon Order, the Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.12. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name such Security is registered at the close of business on the Record Date for such interest payment, which shall be the June 15 or December 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest and any interest payable on such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Securities and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

         (b) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, or in substitution for, any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 2.13. Authorized Denominations. The Securities shall be issuable in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.14. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

         SECTION 2.15. Persons Deemed Holders. The Company, the Trustee, any Paying Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, premium, if any, or interest on such Security and for all other purposes. None of the Company, the Trustee, any Paying Agent or any authenticating agent shall be affected by any notice to the contrary.


                                   ARTICLE 3

                                   Redemption

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed, the Redemption Price and the Section of this Indenture and the paragraph of the Securities pursuant to which the redemption will occur.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein and in the Securities.

         SECTION 3.02. Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed on a pro rata basis, or by any other method which the Trustee shall determine to be fair and appropriate and which complies with any securities exchange and other applicable requirements, provided that the Trustee may select for redemption in part only Securities in denominations larger than $1,000. In selecting Securities to be redeemed pursuant to this Section 3.02, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount at Stated Maturity of each Security to be redeemed shall be $1,000 or an integral multiple thereof, by increasing, decreasing or eliminating any amount less than $1,000 which would be allocable to any Holder. If the Securities to be redeemed are Certificated Securities, the Certificated Securities to be redeemed shall be selected by the Trustee by prorating, as nearly as may be, or by any other method which the Trustee shall determine to be fair and appropriate and which complies with any securities exchange and other applicable requirements, the principal amount of Certificated Securities to be redeemed among the Holders of Certificated Securities registered in their respective names. The Trustee in its discretion may determine the particular Securities (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at its registered address.

         The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

         (1)     the Redemption Date;

         (2)     the Redemption Price;

         (3)     the name and address of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) if any Global Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, the Global Security, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof;

         (6) if any Certificated Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, a new Certificated Security or Certificated Securities in principal amount equal to the unredeemed portion will be issued;

          (7) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (8) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

          (10) the paragraph of the Securities and the Section of the Indenture pursuant to which the Securities are being called for redemption; and

          (11) any other information necessary to enable Holders to comply with the notice of redemption.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the Redemption Date.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. Deposit of Redemption Price. No later than 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

         So long as the Company complies with the preceding paragraph and the other provisions of this Article 3, interest on the Securities to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Securities or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date. If any Security called for redemption shall not be so paid upon surrender for redemption, then, from Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by this Indenture and such Securities.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender and cancellation of a Certificated Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate and deliver to the surrendering

Holder (at the Company's expense) a new Certificated Security equal in principal amount to the unredeemed portion of the Certificated Security surrendered and canceled, provided that each such Certificated Security shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple thereof.

         Upon surrender of a Global Security that is redeemed in part, the Paying Agent shall forward such Global Security to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Security to an amount equal to the unredeemed portion of such Global Security, as provided in Section 2.05 hereof.

         SECTION 3.07.      Optional Redemption.

         (a) Except as set forth in subsection (b) of this Section 3.07, the Company shall not have the option to redeem the Securities pursuant to this
Section 3.07 prior to June 30, 2003. On or after such date, the Company shall have the option to redeem the Securities , in whole or in part upon not less than 30 days' nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount at Stated Maturity), if redeemed during the 12-month period beginning June 30 of the years indicated below, in each case, together with any interest accrued and unpaid to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                          Year                              Percentage
                          ----                              ----------

                          2003                               105.5000%
                          2004 and thereafter                100.0000%

         (b) Notwithstanding the foregoing, at any time on or before June 30, 2001, the Company may, at its option, redeem up to a maximum of 35% of the aggregate principal amount at Stated Maturity of the Securities with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to 111% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date; provided that at least $65,000,000 of the aggregate principal amount at Stated Maturity of the Securities shall remain outstanding immediately after the occurrence of any such redemption; and provided, further, that each such redemption shall occur within 90 days of the closing of such Qualified Equity Offering.

                                   ARTICLE 4

                                   Covenants

         SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of, premium, if any, on and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on or before 10:00 a.m., New York City time, on such date the Trustee or a Paying Agent, other than the Company or a Guarantor, or an Affiliate of the Company or a Guarantor, holds in New York, New York in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy law) on overdue principal and premium, if any, at the rate borne by the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy law on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

         SECTION 4.02. Commission Reports. So long as any Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (i) transmit by mail to all holders of Securities, as their names and addresses appear in the Security Register, without cost to such holders or Persons, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this
Section 4.02. The Company shall not be required to file any report, document or other information with the Commission if the Commission does not permit such filing.

         SECTION 4.03. Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) unless, after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio for the Determination Period preceding the Transaction Date is at least 2.5 to 1.0. Notwithstanding the foregoing, the Company or any Subsidiary (subject to the provisions of Section 4.04) may incur Permitted Indebtedness. Any Indebtedness of a Person existing at the time at which such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed incurred by such Subsidiary at the time at which it becomes a Subsidiary.

         SECTION 4.04. Limitation on Subsidiary Indebtedness and Preferred Stock. Subject to the provisions of Section 4.03, the Company will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness or issue any Preferred Stock except:

         (i) Indebtedness or Preferred Stock issued to and held by the Company, a Guarantor or a Wholly Owned Subsidiary, so long as any transfer of such Indebtedness or Preferred Stock to a Person other than the Company, Guarantor or a Wholly Owned Subsidiary will be deemed to constitute an incurrence of such Indebtedness or Preferred Stock by the issuer thereof as of the date of such transfer;

         (ii) Acquired Indebtedness or Preferred Stock of a Subsidiary issued and outstanding prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock issued in connection with or in anticipation of such acquisition);

         (iii)   Indebtedness or Preferred Stock outstanding on the Issue Date;

         (iv)    Indebtedness described in clauses (b), (c), (d), (e), (f),
(g), (h), (k) and (n) under the definition of "Permitted Indebtedness";

         (v)     Permitted Subsidiary Refinancing Indebtedness of such
Subsidiary;

         (vi) Indebtedness or Preferred Stock issued in exchange for, or the proceeds of which are used to refinance, repurchase or redeem, Indebtedness or Preferred Stock described in clauses (i) and (iii) of this Section (the "Retired Indebtedness or Stock"), provided that the Indebtedness or the Preferred Stock so issued has (A) a principal amount or liquidation value, as the case may be, not in excess of the principal amount or liquidation value of the Retired Indebtedness or Stock plus related expenses for redemption and issuance, (B) a final redemption date later than the stated maturity or final redemption date (if any) of the Retired Indebtedness or Stock and (C) an Average Life at the time of issuance of such Indebtedness or Preferred Stock that is greater than the Average Life of the Retired Indebtedness or Stock;

         (vii) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of another Subsidiary in connection with a merger of such Subsidiaries, provided that no Subsidiary or any successor (by way of merger) thereto existing on the Issue Date shall assume or otherwise become responsible for any Indebtedness of an entity which is not a Subsidiary on the Issue Date, except to the extent that a Subsidiary would be permitted to incur such Indebtedness under this Section;

         (viii) Non-Recourse Indebtedness incurred by a foreign Subsidiary not constituting a Guarantor; and

         (ix) Indebtedness incurred to finance all or a part of the purchase price or construction, repair or improvement cost of Property acquired, constructed, repaired or improved after the Issue Date.

         SECTION 4.05.      Limitation on Restricted Payments.

         (a) The Company will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment, (i) no Default shall have occurred and be continuing (or would immediately result therefrom), (ii) the Company could incur at least $1.00 of additional Indebtedness under the tests described in the first sentence of Section 4.03 of this Indenture and (iii) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date by the Company or any Subsidiary shall not exceed the sum of (A) 50% (or if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income accrued during the period beginning on the first day of the fiscal quarter in which the Issue Date falls and ending on the last day of the fiscal quarter for which internal financial statements are available ending immediately prior to the date of such proposed Restricted Payment, minus 100% of the amount of any writedowns, write-offs and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period, plus (B) an amount equal to the aggregate net cash proceeds received by the Company, subsequent to the Issue Date, from the issuance or sale (other than to a Subsidiary) of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company) and the liability (expressed as a positive number) as expressed on the face of a balance sheet in accordance with GAAP in respect of any Indebtedness of the Company or any of its Subsidiaries, or the carrying value of Redeemable Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to the Issue Date, plus (C) 100% of the net reduction in Restricted Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Restricted Investments previously made by the Company or any Subsidiary in such Person and in each such case which was treated as a Restricted Payment, plus $10,000,000.

         (b) The foregoing provisions will not prevent (i) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by this Indenture; (ii) any repurchase or redemption of Capital Stock or Subordinated Indebtedness of the Company or a Subsidiary made by exchange for Capital Stock of the Company (other than Redeemable Stock), or out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Redeemable Stock), provided that the net cash proceeds from such sale are excluded from computations under Section 4.05(a)(iii)(B) above to the extent that such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness; (iii) so long as no Default shall have occurred and be continuing or should occur as a consequence thereof, any repurchase or redemption of Subordinated Indebtedness of the Company or a Subsidiary solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company or a Subsidiary, so long as such Subordinated Indebtedness is permitted under Section 4.03 of this Indenture and
(1) is subordinated to the Securities at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, (2) has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed and (3) has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed; (iv) Investments in any Joint Ventures and foreign Subsidiaries not constituting Guarantors in an aggregate amount not to exceed $5,000,000; (v) the payment of any dividend or distribution by a Subsidiary of the Company or any of its Wholly Owned Subsidiaries; (vi) so long as no Default or Event of Default shall have occurred and be continuing or should occur as a consequence thereof, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any employee of the Company or any of its Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock pursuant to the terms of an employee benefit plan or employment or similar agreement shall not exceed $500,000 in any calendar year; and (vii) the acquisition of Capital Stock by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations. Notwithstanding the foregoing, the amount available for Investments in Joint Ventures and foreign Subsidiaries pursuant to clause (iv) of the preceding sentence may be increased by the aggregate amount received by the Company and its Subsidiaries from a Joint Venture or a foreign Subsidiary on or before such date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of Property made to such Joint Venture or foreign Subsidiary (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income). Restricted Payments permitted to be made as described in the first sentence of this Section 4.05(b) will be excluded in calculating the amount of Restricted Payments thereafter, except that any such Restricted Payments permitted to be made pursuant to clauses (i), (iv), (v) (but only to the extent paid to someone other than the Company or any of its Wholly Owned Subsidiaries) and (vi) will be included in calculating the amount of Restricted Payments thereafter.

         (c) For purposes of this Section 4.05, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

         SECTION 4.06. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary, directly or indirectly, to create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary or (d) transfer any of its Property or assets to the Company or any Subsidiary except any encumbrance or restriction contained in any agreement or instrument:

         (i)     existing on the Issue Date;

         (ii) relating to any Property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the Property or assets so acquired and is not and was not created in anticipation of such acquisition;

         (iii) relating to any Acquired Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition);

         (iv) effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in the foregoing clauses (i) through (iii), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements;

         (v) constituting customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in license agreements or similar agreements that restrict the assignment of such agreement or any rights thereunder;

         (vi) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property;

         (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Subsidiary; or

         (viii) existing under or by reason of applicable law, rules or regulations, or any order or ruling by any governmental authority;

         (ix) constituting customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

         (x) constituting restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary pending the closing of such sale or disposition; or

         (xi) constituting provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument.

         SECTION 4.07.      Limitation on Asset Sales.

         (a) The Company will not engage in, and will not permit any Subsidiary to engage in, any Asset Sale unless (a) except in the case of an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property; and (b) at least 75% of such consideration consists of Cash Proceeds (or the assumption of Indebtedness of the Company or such Subsidiary relating to the Capital Stock or Property or asset that was the subject of such Asset Sale and the unconditional release of the Company or such Subsidiary from such Indebtedness); and (c) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses
(a) and (b); provided, however that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure, shall not be required to satisfy the conditions set forth in clauses (a) and (b) of this sentence. The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale (x) to the acquisition of one or more Replacement Assets, or (y) to repurchase or repay Senior Debt (with a permanent reduction of availability in the case of revolving credit borrowings); provided that such acquisition or such repurchase or repayment shall be made within 365 days after the consummation of the relevant Asset Sale; provided, further, however, that the amount of (A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the case received) within 90 days of such Asset Sale, shall be deemed to be cash for purposes of this provision. Any Net Available Proceeds from any Asset Sale that are not used to so acquire Replacement Assets or to repurchase or repay Senior Debt within 365 days after consummation of the relevant Asset Sale constitute "Excess Proceeds."

         (b) When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall within 30 days thereafter be required to make an offer to all Holders of Securities and other Indebtedness that ranks by its terms pari passu in right of payment with the Securities and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in this Indenture (an "Asset Sale Offer") to purchase on a pro rata basis the maximum principal amount of Securities, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash (the "Asset Sale Offer Purchase Price") in an amount equal to 100% of the principal amount at Stated Maturity thereof plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Purchase Date, in accordance with the procedures set forth in
Section 4.07(c).

         (c) Within 30 days of the date that the amount of Excess Proceeds exceeds $10,000,000, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

                 (i) that an Asset Sale Offer is being made pursuant to this Section 4.07 and that all Securities properly tendered will be accepted for payment, subject to proration in the event that the amount of Excess Proceeds is less than the aggregate Asset Sale Offer Purchase Price of all Securities properly tendered pursuant to the Asset Sale Offer;

                 (ii) the Asset Sale Offer Purchase Price, the amount of Excess Proceeds that are available to be applied to purchase tendered Securities, and the date Securities are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Offer Purchase Date"), which date shall be a date no earlier than 30 days and not later than 40 days subsequent to the date such notice is mailed;

                 (iii) that any Securities or portions thereof not properly tendered or accepted for payment will continue to accrue interest;

                 (iv) that, unless the Company defaults in the payment of the Asset Sale Offer Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Offer Purchase Date;

                 (v) that any Holder electing to have any Securities or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Securities completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Asset Sale Offer Purchase Date;

                 (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Securities or portions thereof purchased pursuant to the Asset Sale Offer;

                 (vii) that any Holder electing to have Securities purchased pursuant to the Asset Sale Offer must specify the principal amount at Stated Maturity that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

                 (viii) if Certificated Securities have been issued pursuant to Section 2.06(a), that any Holder of Certificated Securities whose Certificated Securities are being purchased only in part will be issued new Certificated Securities equal in principal amount at Stated Maturity to the unpurchased portion of the Certificated Security or Securities surrendered, which unpurchased portion will be equal in principal amount at Stated Maturity to $1,000 or an integral multiple thereof;

                 (ix) that the Trustee will return to the Holder of a Global Security that is being purchased in part, such Global Security with a notation on Schedule A thereof adjusting the principal amount at Stated Maturity thereof to be equal to the unpurchased portion of such Global Security; and

                 (x) the instructions and any other information necessary to enable any Holder to tender Securities and to have such Securities purchased, or to withdraw such tender, pursuant to this
         Section 4.07.

         (d) If the aggregate Asset Sale Offer Purchase Price of the Securities surrendered by Holders exceeds the amount of Excess Proceeds as indicated in the notice required by Section 4.07(c) hereof, the Trustee shall select the Securities to be purchased on a pro rata basis based on the principal amount of the Securities tendered, with such adjustments as may be deemed appropriate by the Trustee and to comply with any securities exchange and other applicable requirements, so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased.

         (e) On or before the Asset Sale Offer Purchase Date, the Company shall (i) accept for payment any Securities or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale and Section 4.07(d) hereof; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Offer Purchase Price in respect of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Securities or portions thereof so accepted for payment, payment in an amount equal to the Asset Sale Offer Purchase Price for such Securities or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date. For purposes of this Section 4.07, the Trustee shall act as the Paying Agent.

         (f) Upon surrender and cancellation of a Certificated Security that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Security a new Certificated Security equal in principal amount to the unpurchased portion of such surrendered Certificated Security; provided that each such new Certificated Security shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple thereof.

                 Upon surrender of a Global Security that is purchased in part pursuant to an Asset Sale Offer, the Paying Agent shall forward such Global Security to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Security to an amount equal to the unpurchased portion of such Global Security, as provided in Section 2.05 hereof.

         (g) Upon completion of an Asset Sale Offer (including payment of the Asset Sale Offer Purchase Price for accepted Securities), any surplus Excess Proceeds that were subject to such offer shall cease to be Excess Proceeds, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

         (h) Pending the final application of any such Net Available Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise invest such Net Available Proceeds in any manner that is not prohibited under this Indenture.

         (i) The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

         SECTION 4.08.      Limitation on Transactions with Affiliates.

         (a) Subsequent to the Issue Date, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee to, or the rendering of any service with, any Affiliate of the Company, other than transactions among the Company and any Guarantor or any Wholly Owned Subsidiaries) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate of the Company and
(ii) (A) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $5,000,000 but less than $10,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above; or (B) with respect to a transaction or series of related transactions that has a Fair Market Value equal to or in excess of $10,000,000, the transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of transactions complies with clause (i) above.

         (b) The foregoing provisions shall not be applicable to (i) reasonable and customary compensation, indemnification and other benefits paid or made available to an officer, director or employee of the Company or a Subsidiary for services rendered in such person's capacity as an officer, director or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and provisions of directors' and officers' liability insurance as well as stock option agreements, restricted stock agreements and consulting or similar agreements), (ii) the making of any Restricted Payment otherwise permitted by this Indenture, (iii) any existing employment agreement, stock option agreement, restricted stock agreement, consulting agreement or similar agreement, (iv) any agreement in effect on the Issue Date or any amendment thereto (so long as such amendment is, taken as a whole, no less favorable to the holders of the Securities than the original agreement as in effect on the Issue Date) and any transactions contemplated thereby, or (v) any transaction described in the section entitled "Certain Relationships and Related Transactions" of the Offering Memorandum.

         SECTION 4.09.      Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all of such Holder's Securities in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount at Stated Maturity thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date on the terms described below.

         (b) Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) will mail a notice to each Holder and to the Trustee stating,

                 (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.09, and that, although Holders are not required to tender their Securities, all Securities that are timely tendered will be accepted for payment;

                 (ii) the Change of Control Purchase Price and the repurchase date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the "Change of Control Payment Date");

                 (iii) that any Security or portion thereof accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) will cease to accrue interest after the Change of Control Payment Date;

                 (iv) that any Security or portion thereof not properly tendered will continue to accrue interest;

                 (v) that any Holder electing to have any Securities or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Securities completed, to the

         Paying Agent at the address specified in the notice, prior to the close of business on the third Business day preceding the Change of Control Date;

                 (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Securities or portions thereof purchased pursuant to the Change of Control Offer.

                 (vii) that any Holder electing to have Securities purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 at Stated Maturity or an integral multiple thereof;

                 (viii) if Certificated Securities have been issued pursuant to Section 2.06(a), that any Holder of Certificated Securities whose Certificated Securities are being purchased only in part will be issued new Certificated Securities equal in principal amount at Stated Maturity to the unpurchased portion of the Certificated Security or Securities surrendered, which unpurchased portion will be equal in principal amount at Stated Maturity to $1,000 or an integral multiple thereof;

                 (ix) that the Trustee will return to the Holder of a Global Security that is being purchased in part, such Security with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Security;

                 (x) the instructions and any other information necessary to enable any Holder to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                 (xi) the instructions and any other information necessary to enable Holders to tender their Securities and have such Securities purchased pursuant to the Change of Control Offer.

         (c) On or before the Change of Control Payment Date, the Company shall (i) accept for payment any Securities or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Securities or portions thereof so accepted, including interest, if applicable; and (iii) deliver, or cause to be delivered, to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Securities or portions thereof so accepted for payment, payment in an amount equal to the Change of Control Purchase Price for such Securities or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.09, the Trustee shall act as the Paying Agent.

         (d) Upon surrender and cancellation of a Certificated Security that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Security, a new Certificated Security equal in principal amount at Stated Maturity to the unpurchased portion of such surrendered Certificated Security; provided that each such new Certificated Security shall be in a principal amount of $1,000 at Stated Maturity or an integral multiple thereof.

                 Upon surrender of a Global Security that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Security to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount at Stated Maturity of such Global Security to an amount equal to the unpurchased portion of such Global Security, as provided in
Section 2.05 hereof.

         (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and repurchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         (f) The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that the Change of Control Offer is triggered under the circumstances described herein.

         SECTION 4.10. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any Property of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Issue Date or thereafter acquired, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such obligations are so secured.

         SECTION 4.11. Limitation on Guarantees by Guarantors. The Company will not permit any Guarantor to guarantee the payment of any Subordinated Indebtedness of the Company unless such guarantee shall be subordinated to such Guarantor's Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Securities; provided that this covenant will not be applicable to any guarantee of any Guarantor that (i) existed at the time at which such Person became a Subsidiary of the Company and
(ii) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

         SECTION 4.12.      Unrestricted Subsidiaries.

         (a) The Company may designate a subsidiary (including a newly formed or newly acquired subsidiary) of the Company or any of its Subsidiaries as an Unrestricted Subsidiary; provided that (i) immediately after giving effect to the transaction, the Company could incur $1.00 of additional Indebtedness pursuant to the first sentence of Section 4.03(a) and (ii) such designation is at the time permitted under Section 4.05. Notwithstanding any provisions of this covenant all subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

         (b) The Company will not, and will not permit any of its Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Subsidiary) at the date of determination) becoming a Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 4.03(a) and (ii) no Default or Event of Default would occur.

         (c) Subject to Sections 4.12(a) and (b), an Unrestricted Subsidiary may be redesignated as a Subsidiary. The designation of a subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Subsidiary in compliance with this Section 4.12 shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee. Any Unrestricted Subsidiary shall become a Subsidiary if it incurs any Indebtedness other than Non-Recourse Indebtedness. If at any time Indebtedness of an Unrestricted Subsidiary which was Non-Recourse Indebtedness no longer so qualifies, such Indebtedness shall be deemed to have been incurred when such Non-Recourse Indebtedness becomes Indebtedness.

         SECTION 4.13. Limitation on Sale and Lease-Back Transactions. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under the provisions of Sections 4.03, 4.04 and 4.10.

         SECTION 4.14. Limitation on Line of Business. None of the Company or any of its Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business.

         SECTION 4.15. Maintenance of Office or Agency. The Company shall maintain in the City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the designated corporate trust office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

         SECTION 4.16. Money for the Security Payments to be Held in Trust. If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Securities, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents with respect to the Securities, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

         SECTION 4.17. Corporate Existence. The Company will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect its corporate existence in accordance with applicable law, except as permitted in Sections 5.01 and 5.02; provided, however, that the Company may terminate the corporate existence of any Subsidiary if, in the good faith judgment of the Board of Directors of the Company, such termination is desirable in the conduct of the business of the Company and its Subsidiaries and is not disadvantageous in any material respect to the Holders of the Securities.

         SECTION 4.18. Maintenance of Property. The Company shall cause all Property used in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.18 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders of the Securities.

         SECTION 4.19. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

   SECTION 4.20       Compliance Certificate; Notice of Default or Event of
                                   Default.

         (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate (which shall be signed by officers satisfying the requirements of Section 314 of the Trust Indenture Act) stating whether or not, to the best knowledge of such officers, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or its successor, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any of its Subsidiaries has violated the provisions of Section 4.01, 4.03, 4.04, 4.05, 4.07, 4.09 or
4.17 hereof or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation, and it being further understood that such statement may not be provided to the extent contrary to the then current recommendations of the accountants' governing body.

         (c) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, within 5 days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default, describing its status with particularity, and what action the Company or applicable Subsidiary is taking or proposes to take with respect thereto.

         SECTION 4.21. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.22. Prohibition on Company and Guarantors Becoming Investment Companies. None of the Company or the Guarantors shall become an "investment company" as defined in the Investment Company Act of 1940, as amended.

         SECTION 4.23. Stay, Extension and Usury Laws. The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit of advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


                                   ARTICLE 5

              Consolidation, Merger, Conveyance, Lease or Transfer

         SECTION 5.01.      Consolidation, Merger, Conveyance, Lease or
Transfer.

         (a) The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person), or continue in any new jurisdiction, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless

                 (i) either (A) the Company shall be the continuing Person or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole (such Person, the "Surviving Entity"), shall be a Person organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of the Company's covenants and obligations under this Indenture;

                 (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

                 (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transactions; and

                 (iv) immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the provisions of the first sentence of Section 4.03.

         (b) The provision of Section 5.01(a)(iv) above shall not apply to any merger or consolidation into or with, or any such transfer of all or substantially all of the Property and assets of the Company and the Subsidiaries taken as a whole into, the Company or a Wholly Owned Subsidiary.

         SECTION 5.02. Officers' Certificate and Opinion of Counsel. In connection with any consolidation, merger, continuation, transfer of assets or other transactions contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, continuation, sale, assignment, conveyance or transfer and the supplemental indenture in respect thereto comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been complied with.

         SECTION 5.03. Substitution of Surviving Entity. Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, this Article 5, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such Surviving Entity had been named as the Company in this Indenture; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Securities, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

          If such Surviving Entity shall have succeeded to and been substituted for the Company, such Surviving Entity may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities delivered to the Trustee; and, upon the order of such Surviving Entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, upon Order the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such Surviving Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with endorsements of Guarantees thereon by the Guarantors). All of the Securities so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Guarantee as though all of such Securities had been issued and endorsed at the date of the execution hereof.

         In case of any such consolidation, merger, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

         For all purposes of this Indenture and the Securities, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on Property or assets, of the Surviving Entity and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.


                                   ARTICLE 6

                             Defaults and Remedies

         SECTION 6.01. Events of Default. Whenever used herein, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of interest on any Security pursuant to this Indenture when the same becomes due and payable, and the continuance of such Default for a period of 30 days;

         (b) default in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable, whether upon Maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any such Security as required pursuant to the provisions of the Securities and this Indenture;

         (c) the Company fails to comply with any of its covenants or agreements contained in Sections 4.03, 4.04, 4.05, 4.07, 4.09, 4.13 and 5.01 of this Indenture;

         (d) the Company defaults in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty addressed in clause (a), (b) or (c) above) and continuance of such Default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount at Stated Maturity of the outstanding Securities;

         (e) Indebtedness of the Company or any Subsidiary (other than Non-Recourse Indebtedness) is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10,000,000;

         (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10,000,000 which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 60 consecutive days;

         (g)     the entry by a court having jurisdiction in the premises of
(i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or

(ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

         (h) (i) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary; or (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or
(vi) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

         (i) any Guarantee shall for any reason cease to be, or be asserted by the Company or any Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Guarantee in accordance with the provisions of this Indenture).

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default described in clause (g) or (h) of Section 6.01) occurs and shall be continuing, then in each and every case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Securities may declare the principal amount at Stated Maturity of the Securities to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders of such Securities), and upon any such declaration the principal amount at Stated Maturity of, premium, if any, and any accrued and unpaid interest on, and any other amounts payable in respect of, the Securities then outstanding will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) of
Section 6.01 occurs, the principal amount at Stated Maturity of, premium, if any, and any accrued and unpaid interest on, and any other amount payable in respect of, the Securities then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of such Securities. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) shall be remedied, or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Securities has been obtained by the Trustee as provided in this Indenture.

         After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount at Stated Maturity of the Securities at the time outstanding may rescind and annul such acceleration if

         (a) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

                 (i) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel;

                 (ii) all overdue installments of interest on any other amounts due in respect of all Securities;

                 (iii) the principal of (and premium, if any, on) any Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities and this Indenture; and

                 (iv) to the extent that payment of such interest is lawful, interest upon Defaulted Interest at the rate or rates prescribed therefor in the Securities and this Indenture (except nonpayment of principal, interest or Liquidated Damages that has become due solely because of the acceleration).

         (b) all Events of Default, other than the nonpayment of principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04;

         (c) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

         (d) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

         No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal (and premium, if any) of or interest on, and any other amounts then due in respect of, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. Subject to Section 6.07, the Holders of a majority in principal amount at Stated Maturity of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on, or premium, if any, on a Security or (ii) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. The Company shall deliver to the Trustee an Officers' Certificate stating that the required percentage of Holders have consented to such waiver and attaching copies of such consents.

         SECTION 6.05. Control by Majority. The Holders of a majority in principal amount at Stated Maturity of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudiced to such Holders, or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy hereunder, unless:

                 (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities;

                 (ii) the Holders of at least 25% in aggregate principal amount at Stated Maturity of the Securities then outstanding have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

                 (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount at Stated Maturity of the Securities then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee shall be entitled and empowered, without regard to whether the Trustee or any Holder shall have made any demand or performed any other act pursuant to the provisions of this Article and without regard to whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise, by intervention in any proceedings relative to the Company or any Obligor upon the Securities, or to the creditors or Property of the Company, any Guarantor or any other Obligor or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be entitled and empowered in such instances:

         (a) to file and prove a claim or claims for the whole amount of principal (and premium, if any), interest and any other amounts owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.07 hereof) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company, any Guarantor, or any such other Obligor,

         (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

         (c) to collect and receive any moneys or other Property or assets payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee pursuant to
Section 7.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

         FIRST:             to the Trustee for amounts due under Section 7.07;

         SECOND:            to Holders for amounts due and unpaid on the
Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (premium, if any) and interest, respectively; and

         THIRD:             to the Company or the Guarantors or to such other
party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount at Stated Maturity of the Securities.

         SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder of Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

         SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided in Section 2.08 hereof, no right or remedy conferred herein, upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this

Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                   ARTICLE 7

                                    Trustee

         SECTION 7.01.      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)    Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

                 However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1) this subsection does not limit the effect of subsection (b) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05, and the Trustee shall be entitled from time to time to request and receive such a direction.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

         SECTION 7.02.      Rights of Trustee.

         (a) Subject to the provisions of Section 7.01(a) hereof, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided, that if the payment within a reasonable time to the Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

         (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

         (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

         (j) Except for (i) a default under Section 6.01(a) or (b), or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount at Stated Maturity of the Securities then outstanding; provided that the Trustee shall comply with the "automatic stay" provisions contained in the U.S. bankruptcy laws, if applicable; and as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

         (k) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee satisfactory security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (l) Subject to Section 9.02 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests or rights of any Holder.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs but in no event sooner than five days after the Trustee becomes actually aware of the Default. Except in the case of a Default in payment of principal of (or premium, if any) or interest on any Security (including payments pursuant to the mandatory repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

         SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to August 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA
Section 313(a) if and to the extent required by TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee promptly upon request from time to time the compensation for its services as agreed to by the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts and any taxes or other expenses incurred by a trust created pursuant to Article 9 hereof. The Company shall indemnify the Trustee and hold it harmless against any and all loss, liability or reasonable expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder as Trustee, Registrar, Paying Agent, Securities Custodian and/or otherwise. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs reasonable expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under any applicable bankruptcy laws. The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount at Stated Maturity of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. If at any time:

                 (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request thereof by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b); or

                 (ii)       the Trustee shall cease to be eligible under
         Section 7.10 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or

                 (iii) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property and assets or affairs, or any public officer shall take charge or control of the Trustee or of its Property and assets or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation; or

                 (iv) the Trustee shall commence a voluntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (a) the Company by a Board Resolution may remove the Trustee with respect to the Securities, or (b) subject to Section 6.11 hereof, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Securities.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at Stated Maturity of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount at Stated Maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with
Section 7.10 hereof, such Holder may, at the expense of the Company, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor trustee shall comply with TIA Section 310(a)(5).

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 (or be a member or subsidiary of a bank holding system with an aggregate combined capital and surplus of at least $100,000,000) as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company as obligor of the Securities.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8

                           Satisfaction and Discharge

         SECTION 8.01. Satisfaction and Discharge. This Indenture shall upon the request of the Company cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for, the Company's obligations under Sections 7.07 and 8.04 hereof, and the Company's, the Trustee's and the Paying Agent's obligations under Section 8.03 hereof) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

         (a)     either

                 (i) all Securities therefore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section
         2.08 and (B) Securities for whose payment money has been deposited in trust with the Trust or any Paying Agent and thereafter paid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                 (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                            (A)   have become due and payable; or

                            (B) will become due and payable at their Stated Maturity within one year, or

                            (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause
                            (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money or U.S. Government Obligations in an amount sufficient (as certified by an independent public accountant designated by the Company) to pay and discharge the entire indebtedness of such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or the Stated Maturity or Redemption Date, as the case may be;

         (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company;

         (c) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit; and

         (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.03, 2.04, 2.06, 2.08, 2.11, 7.07, 7.08,
8.02, 8.03 and 8.04, and the Trustee's and Paying Agent's obligations in
Section 8.03 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.03 and 8.04 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

         In order to have money available on a payment date to pay principal (and premium, if any, on) or interest on the Securities, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         SECTION 8.02. Application of Trust. All money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 8.03.      Repayment to the Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York, including, without limitation, The Wall Street Journal. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 8.04.      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and Guarantors' obligations under this Indenture, the Securities and the Guarantees shall be revived and reinstated as though no deposit has occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.02; provided, however, that if the Company or the Guarantors have made any payment of interest on or principal of any Securities because of the reinstatement of their Obligations, the Company or such Guarantors shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   Defeasance

         SECTION 9.01. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may elect, at its option, at any time, to have Section
9.02 or Section 9.03 hereof applied to the outstanding Securities (in whole and not in part) upon compliance with the conditions set forth below in this
Article 9, such election to be evidenced by a Board Resolution delivered to the Trustee.

         SECTION 9.02.      Defeasance and Discharge.   Upon the Company's
exercise of its option to have this Section 9.02 applied to the outstanding Securities (in whole and not in part), the Company and the Guarantors shall be deemed to have been discharged from their Obligations with respect to such Securities as provided in this Section 9.02 on and after the date on which the conditions set forth in Section 9.04 hereof are satisfied (hereinafter called "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and the Company and the Guarantors shall be deemed to have satisfied all of their other obligations under such Securities, this Indenture and the Guarantees (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

         (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 9.04 hereof and as more fully set forth in Section 9.04, payments in respect of the principal of and any premium and interest on such Securities when payments are due,

         (b) the Company's obligations with respect to such Securities under Sections 2.06, 2.08, 2.10, 4.15 and 4.16 hereof,

         (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture, and

         (d)     this Article 9.

         Subject to compliance with this Article 9, the Company may exercise its option to have this Section 9.02 applied to the outstanding Securities notwithstanding the prior exercise of its option to have Section 9.03 hereof applied to such Securities.

         SECTION 9.03. Covenant Defeasance. Upon the Company's exercise of its option to have this Section 9.03 applied to the outstanding Securities (in whole and not in part), (i) the Company and the Guarantors shall be released from their respective obligations under Article 5, Sections 4.02 through 4.14, inclusive, Sections 4.18, 4.19 and 4.21 and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.01 hereof, and (ii) the occurrence of any event specified in Section 6.01(c) or 6.01(d) hereof, with respect to any of Section 5.01(c) or (d), Sections 4.03 through 4.14, inclusive, Sections 4.18, 4.19 and 4.21, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.01 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section 9.03 on and after the date on which the conditions set forth in Section 9.04 hereof are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, Covenant Defeasance means that, with respect to such Securities, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 6.01(c) and 6.01(d) hereof), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provisions herein or in any other document; but the remainder of this Indenture, the Guarantees and such Securities shall be unaffected thereby.

         SECTION 9.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 9.02 or
Section 9.03 hereof to the outstanding Securities:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day after the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (premium, if any on) and any installment of interest on such Securities on the Stated Maturity thereof, in accordance with the terms of this Indenture and such Securities.

         (b) In the event of an election to have Section 9.02 hereof apply to the outstanding Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to United States federal income tax in the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

         (c) In the event of an election to have Section 9.03 hereof apply to the outstanding Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to United States federal income tax in the same amount, in the same manner and at the same times as would be the case if such deposit, Covenant Defeasance and discharge were not to occur.

         (d) No Default or Event of Default with respect to the outstanding Securities shall have occurred and be continuing at the time of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or and no Default or Event of Default under Section 6.01(g) or 6.01(h) shall have occurred at any time on or prior to the 91st day after the date of such deposit and be continuing on such 91st day (it being understood that this condition shall not be deemed satisfied until after such 91st day).

         (e) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (e) that all Securities are in default within the meaning of such Act).

         (f) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

         (g) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such act or exempt from registration thereunder.

         (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

         SECTION 9.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Miscellaneous Provisions. Subject to Section 9.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated upon other funds except to the extent required by law. The Company shall pay and indemnity the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than such tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

         Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the outstanding Securities.

         SECTION 9.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 9.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article 9 with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture, the Guarantees and such Securities from which the Company or the Guarantors have been discharged or released pursuant to Section 9.02 or 9.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 9.05 hereof with respect to such Securities in accordance with this Article 9; provided that if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest on any such Security following such reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the Holders of such Securities to receive such payment from the money so held in trust.


                                   ARTICLE 10

                                   Amendments

         SECTION 10.01.     Without Consent of Holders.

         (a) The Company, the Guarantors and the Trustee may at any time and from time to time, without notice to or consent of any Holder, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (i) to evidence the succession of another Person to the Company and the Guarantors and the assumption by such successor of the covenants and Obligations of the Company under this Indenture and contained in the Securities and the Guarantors contained in this Indenture and the Guarantees;

                 (ii) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company or the Guarantors by this Indenture;

                 (iii)      to add any additional Events of Default;

                 (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                 (v) to evidence and provide for the acceptance of appointment under this Indenture by the successor Trustee;

                 (vi)       to secure the Securities and/or the Guarantees;

                 (vii) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions will not adversely affect the interests of the Holders in any material respect; or

                 (viii) to add or release any Guarantor pursuant to the terms of this Indenture.

         SECTION 10.02. With Consent of Holders. With the consent of the Holders of at least a majority of the principal amount at Stated Maturity of the outstanding Securities (including consents obtained in connection with a tender offer or an exchange offer for the Securities), by Act delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing or eliminating any of the provisions of this Indenture or modifying the rights of the Holders of the Securities, provided that no such supplemental indenture, without the consent of the holder of each outstanding security affected thereby, will:

         (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof (or any premium, if any), or the interest thereon, that would be due and payable upon Maturity thereof, or change the place of payment where, or in the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof; or

         (b) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture or required for any waiver of compliance with the provisions of this Indenture; or

         (c) modify any of the provisions of Section 6.04 hereof, except to increase the percentage set forth therein or to provide that certain other provisions of this Indenture cannot be amended or waived without the consent of the Holder of each outstanding Security affected thereby; or

         (d) subordinate in right of payment, or otherwise subordinate, the Securities or the Guarantees to any other Indebtedness; or

          (e) modify any provision of this Indenture relating to the obligations of the Company to make offers to purchase Securities upon a Change of Control or from the proceeds of an Asset Sale; or

         (f) modify any of the provisions of this Section 10.02 except to increase any percentage set forth herein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each outstanding Security affected thereby; or

         (g) amend, supplement or otherwise modify the provisions of the Indenture relating to the Guarantees.

         It shall not be necessary for any Act of Holders under this Section
10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a Supplemental Indenture becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 10.04. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

         SECTION 10.05.     Revocation and Effect of Consents and Waivers.

         (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of a supplemental indenture containing such amendment or waiver by the Trustee.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding subsection, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 10.06. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 10.07. Trustee To Execute Supplemental Indentures. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by a Responsible Officer of the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel provided by the Company stating that:

         (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

         (b) the Company and the Guarantors have all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Company and the Guarantors;

         (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of, or constitute a default under, any of the terms, conditions or provisions of (i) this Indenture, (ii) the charter documents and by-laws of the Company or any Guarantor, or (iii) any material agreement or instrument to which the Company or any Guarantor is subject and of which such counsel is aware;

         (d) to the knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company or any Guarantor, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any Guarantor;

         (e) such supplemental indenture has been duly and validly executed and delivered by the Company and the Guarantors, and the Indenture together with such supplemental indenture constitutes a legal, valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and

         (f) the Indenture together with such amendment or supplement complies with the Trust Indenture Act.

         SECTION 10.08. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 11

                                   Guarantees

         SECTION 11.01.     Guarantees.

         (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to Section 11.07, each of the Guarantors, together with each Subsidiary of the Company which in accordance with Section 11.08 is required in the future to guarantee the Obligations of the Company and the Guarantors under the Securities, the Guarantees and this Indenture upon execution of a supplemental indenture, hereby jointly and severally and irrevocably and unconditionally guarantees to the Trustee and to each Holder of a Security authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture or the Securities or the Obligations of the Company and the Guarantors under this Indenture, that: (i) the principal of, premium, if any, and any interest, on the Securities (including, without limitation, any interest that accrues after the filing of a proceeding of the type described in Sections 6.01(g) and (h)) and any reasonable fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and any other amounts due in respect of the Securities, and all other Obligations of the Company and the Guarantors to the Holders of the Securities under this Indenture and the Securities, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof, and of the Securities; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon Change of Control Offer, Asset Sale Offer, purchase or otherwise. If payment is not made when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. An Event of Default under this Indenture or the Securities shall constitute an Event of Default under this Guarantee, and shall entitle the Holders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. This Guarantee is intended to be a senior unsecured obligation of each respective Guarantor and is intended to be superior to or pari passu in right of payment with all indebtedness and liabilities of such Guarantor that are not subordinated by their terms to other Indebtedness of such Guarantor, and senior in right of payment to all Subordinated Indebtedness of such Guarantor. Each Guarantor's Obligations are independent of any Obligation of the Company or any other Guarantor.

         (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations under this Indenture or the Securities and also waives notice of protest for nonpayment. To the extent permitted by law, each Guarantor waives notice of any default under the Securities or the Obligations. The Obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

         (c) To the extent permitted by law, the Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations of the Company or otherwise. Without limiting the generality of the foregoing, to the extent permitted by law, the Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the Company, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

         (d) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Obligation of the Company is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         (e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         (f) Until such time as the Securities and the other Obligations of the Company guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives the right to exercise any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Securities and all other amounts payable under this Indenture, this Guarantee and the Stated Maturity of the Securities, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Securities and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under this Guarantee thereafter arising.

         (g) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.01 is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 11, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article 6, such Obligations (whether or not due and payable) shall further then become due and payable by the Guarantors for the purposes of this Guarantee.

         (h) A Guarantor that makes a distribution or payment under a Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company's obligations with respect to the Securities and this Indenture or any other Guarantor with respect to its Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Securities under the Guarantees.

         (i) Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the Obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations hereunder, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         SECTION 11.03. Execution and Delivery of Guarantees. To further evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized officer of such Guarantor. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. If an officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

         SECTION 11.04. When a Guarantor May Merge, etc. No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another corporation, Person or entity whether or not affiliated with such Guarantor (but excluding any consolidation, amalgamation or merger if the surviving corporation is no longer a Subsidiary) unless (i) subject to the provisions of Section 11.07 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee under the Securities and this Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. In connection with any such consolidation or merger, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel stating that such consolidation or merger is permitted by this Section 11.04.

         SECTION 11.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

         SECTION 11.06. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 11.07. Release of Guarantor. Upon the sale or other disposition (by merger or otherwise) of a Guarantor (or all or substantially all of its Property and assets) to a Person other than the Company or another Guarantor and pursuant to a transaction that is otherwise in compliance with this Indenture (including, without limitation, Section 4.07 hereof), such Guarantor (unless it otherwise remains a Subsidiary) shall be deemed released from its Guarantee and the related Obligations set forth in the Indenture; provided that any such termination shall occur only to the extent that all Obligations of such Guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company shall also terminate or be released upon such sale or other disposition. Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from its Guarantee and the related Obligations set forth in the Indenture so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument or instruments evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.07 and the other applicable provisions of this Indenture.

         SECTION 11.08. Execution of Supplemental Indenture for Future Guarantors. Any Wholly Owned Subsidiary that is a domestic Subsidiary or any other Subsidiary that is not a Guarantor that guarantees any Indebtedness of the Company is required to become a Guarantor and the Company shall cause each such Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Obligations of the Company under the Securities and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, and as to any such other matters as the Trustee may reasonably request.





                                   ARTICLE 12

                                 Miscellaneous

         SECTION 12.01. Compliance Certificates and Opinions. Upon any application or request by the Company or the Guarantors to the Trustee to take any action under any provision of this Indenture, the Company and the Guarantors, as applicable, shall furnish to the Trustee, to the extent required by the TIA or this Indenture, (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion and to the best knowledge and belief after due investigation of each such individual, such condition or covenant has been complied with.

         SECTION 12.02. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

         Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 12.03.     Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

         (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

         (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Except to the extent otherwise expressly provided in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

         SECTION 12.04. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by Sections 310 to 318, inclusive, of the Trust Indenture Act, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         SECTION 12.05. Notices. Any notice or communication shall be in writing and delivered in person, or sent by registered or certified mail, by air courier guaranteeing overnight delivery or by fax (promptly confirmed by telephone) and addressed as follows:

         if to the Company or any Guarantor:

                 Bayard Drilling Technologies, Inc.
                 4005 Northwest Expressway
                 Suite 550 E
                 Oklahoma City, Oklahoma 73116
                 Attn:  Chief Financial Officer
                 Phone: (405) 840-9550
                 Fax:   (405) 840-9553

         if to the Trustee:

                 U. S. Trust Company of Texas, N.A.
                 2001 Ross Avenue, Suite 2700
                 Dallas, Texas  75201-2936
                 Attention: Corporate Trust Department
                 Phone: (214) 754-1254
                 Fax:   (214) 754-1303

         with a copy to:

                 Arter & Hadden LLP
                 1717 Main Street, Suite 4100
                 Dallas, Texas  75201
                 Attention: Joseph A. Hoffmann, Esq.

                 The Company, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Holder shall be sent to the Holder by first class mail, postage prepaid, at the Holder's address as it appears in the Security Register and shall be given if so sent within the time prescribed. Failure to mail a notice or communications to a Holder or any default in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or faxed to the Company, the Guarantors, the Trustee or a Holder in the manner provided above, it is duly given, whether or not the addressee receives it but shall not be effective unless in the case of the Company, the Guarantors or the Trustee actually received. In case by reason of the suspension of regular mail service or by reason or any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 12.06. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 12.08. Payments on Business Days. If a payment hereunder is scheduled to be made on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue with respect to that payment during the intervening period. If a regular Record Date is not a Business Day, such Record Date shall not be affected.

         SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 12.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, the Subsidiaries or the Unrestricted Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         SECTION 12.11. Submission to Jurisdiction; Appointment of Agent for Service of Process; Waiver Immunities.

         (a) The Company and each Guarantor hereby irrevocably, to the fullest extent it may do so under applicable law, submits to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York and to the courts of its own corporate domicile with respect to all actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out or relating to this Indenture, the Securities or any transaction contemplated hereby or thereby (a "Proceeding"), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts, to the fullest extent it may do so under applicable law. The Company and each Guarantor irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. The Company and each Guarantor acknowledges that it has, by separate written instrument, irrevocably appointed CT Corporation System (the "Process Agent"), with an office at 1633 Broadway, New York, New York 10019, as its authorized agent to receive on behalf of the Company and each Guarantor and its property service of copies of the summons and compliant and any other process which may be served in any proceeding, and that the Process Agent has accepted such appointment. If for any reason such Process Agent shall cease to be such agent for service of process, the Company and each Guarantor shall forthwith appoint a new agent of recognized standing for service of process in the State of New York, United States and deliver to the Trustee a copy of the new agent's acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Paying Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or the Guarantors in any other court of competent jurisdiction.

         (b) Service may be made by delivering by hand a copy of such process to the Company or the Guarantors, as the case may be, in care of the Process Agent at the address specified above. The Company and the Guarantors hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. Failure of the Process Agent to give notice to the Company or the Guarantors or failure of the Company or the Guarantors to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company or the Guarantors. As an alternative method of service, the Company and the Guarantors also irrevocably consent to the service of any and all process in any such proceeding by the delivery by hand of copies of such process to the Company or the Guarantors, as the case may be, at the applicable address specified in
Section 11.05 hereof or at the address most recently furnished in writing by the Company or the Guarantors to the Trustee. The Company and the Guarantors covenant and agree that they shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent specified above in full force and effect during the term of the Securities, and to cause the Process Agent to continue to act as such.

         (c) The Company and the Guarantors irrevocably agree that, in any Proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of their assets or from execution of judgment shall be claimed by them or on their behalf or with respect to their assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. The Company and the Guarantors irrevocably agree that, where permitted by applicable law, they and their assets are, and shall be, subject to such Proceedings, attachment or execution in respect of their obligations under this Indenture or the Securities.

         SECTION  12.12.    Successors.   All  agreements of the Company in
this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 12.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 12.15. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.



                                        COMPANY:

                                        BAYARD DRILLING TECHNOLOGIES, INC.



                                        By: /s/ DAVID E. GROSE
                                           -------------------------------------
                                             Name:  DAVID E. GROSE
                                                  ------------------------------
                                             Title:  Vice President and Chief
                                                     Financial Officer
                                                   -----------------------------

                                  GUARANTORS:

                                        BAYARD DRILLING, L.L.C.



                                        By: /s/ DAVID E. GROSE
                                           -------------------------------------
                                             Name:  DAVID E. GROSE
                                                  ------------------------------
                                             Title:  Vice President and Chief
                                                     Financial Officer
                                                   -----------------------------


                                        BAYARD DRILLING, L.P.

                                        By: BAYARD DRILLING, L.L.C., its
                                            general partner


                                        By: /s/ DAVID E. GROSE
                                           -------------------------------------
                                             Name:  DAVID E. GROSE
                                                  ------------------------------
                                             Title:  Vice President and Chief
                                                     Financial Officer
                                                   -----------------------------


                                        BONRAY DRILLING CORPORATION



                                        By: /s/ DAVID E. GROSE
                                           -------------------------------------
                                             Name:  DAVID E. GROSE
                                                  ------------------------------
                                             Title:  Vice President and Chief
                                                     Financial Officer
                                                   -----------------------------


                                        TREND DRILLING CO.


                                        By: /s/ DAVID E. GROSE
                                           -------------------------------------
                                             Name:  DAVID E. GROSE
                                                  ------------------------------
                                             Title:  Vice President and Chief
                                                     Financial Officer
                                                   -----------------------------


                                        TRUSTEE:

                                        U. S. TRUST COMPANY OF TEXAS, N.A.


                                        By:  /s/ JOHN C. STOHLMANN
                                           -------------------------------------
                                             Name:  John C. Stohlmann
                                                  ------------------------------
                                             Title:  Vice President
                                                   -----------------------------

                                   EXHIBIT A


                       [FORM OF FACE OF GLOBAL SECURITY]

                       BAYARD DRILLING TECHNOLOGIES, INC.

                  No._____ 11% SENIOR NOTE DUE 2005, Series A
                             CUSIP No.  072 700 AA5


[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE THEREOF

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO BAYARD DRILLING TECHNOLOGIES, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY FOR THIS GLOBAL SECURITY OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL SECURITY SHALL BE TRANSFERABLE, REGISTRABLE AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE SECURITIES.(1)]

[THIS NOTE (OR ITS PREDECESSOR) AND ANY GUARANTEE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

          (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,




------------------
          (1) These four paragraphs should be included only if the Security is issued in global form.

          (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF REQUESTED BY THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

          (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.(2)]




----------------
          (2) This paragraph should be removed upon the exchange of the Series A Notes for Series B Notes in the Exchange Offer or upon the registration of the Series A Notes pursuant to the terms of the Registration Rights Agreement.

         BAYARD DRILLING TECHNOLOGIES, INC., a Delaware corporation, hereby promises to pay to CEDE & CO., or registered assigns, [the principal sum of One-Hundred Million United States Dollars, or such greater or lesser amount as may from time to time be endorsed on Schedule A hereto],(3) on June 30, 2005.

         Interest Payment Dates: June 30 and December 31, commencing December 31, 1998.
         Record Dates:  June 15 and December 15.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.




---------------

         (3) This phrase should be included only if the Security is issued in global form.

         IN WITNESS WHEREOF, BAYARD DRILLING TECHNOLOGIES, INC. has caused this instrument to be duly executed under its corporate seal.

Dated: June 26, 1998

                                        BAYARD DRILLING TECHNOLOGIES, INC.


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                        TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                        U. S. TRUST COMPANY OF TEXAS, N.A.

                                              as Trustee, certifies that this
                                              is one of the Securities referred
                                              to in the Indenture.


                                        By:
                                           -------------------------------------
                                                  Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]


                            11% Senior Note Due 2005



1.       Interest

         Bayard Drilling Technologies, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 30 and December 31 of each year (an "Interest Payment Date") commencing on December 31, 1998, until the principal amount is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Company will also pay additional interest under the circumstances and in the amounts as described in the Registration Rights Agreement. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

         The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the June 15 or December 15 immediately preceding the Interest Payment Date even if Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

3.       Paying Agent and Registrar

         Initially, U.S. Trust Company of Texas, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. In certain situations, the Company or any of its Subsidiaries may act as Paying Agent, Registrar or co- registrar.

4.       Indenture

         The Company issued the Securities under an Indenture dated as of June 26, 1998 (as such may be amended from time to time, the "Indenture"), among the Company, the corporations acting as guarantors and named therein (the "Guarantors") and the U.S. Trust Company of Texas, N.A., as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are limited to $100,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.08 of the Indenture). This Security is one of the Securities referred to in the Indenture. The Indenture imposes certain limitations on the incurrence of additional Indebtedness by the Company and its Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Subsidiaries and the redemption of Subordinated Indebtedness of the Company and its Subsidiaries; Investments; sales of assets and Subsidiary Capital Stock; certain transactions with Affiliates of the Company and the right of the Company and its Subsidiaries to engage in unrelated lines of business.

5.       Optional Redemption

         Except as provided in the next paragraph, the Securities are not redeemable prior to June 30, 2003. At any time on or after June 30, 2003, the Securities are redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of principal amount at Stated Maturity), if redeemed during the 12 months beginning June 30 of the years indicated below, plus accrued and unpaid interest (if any) thereon to the Redemption Date:

                                                  Redemption
                Year                                Price
                ----                              ----------
                2003                               105.5000%
                2004 and thereafter                100.0000%


         Notwithstanding the foregoing, at any time during the first 36 months after the Issue Date, the Company may redeem up to 35% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest (if any) thereon to the Redemption Date, with the net proceeds of one or more Qualified Equity Offerings of the Company; provided that at least $65,000,000 aggregate principal amount of the Securities shall remain outstanding immediately after the occurrence of any such redemption; and provided, further, that such redemption shall occur not later than 90 days after the date of the closing of any such Qualified Equity Offering. The redemption shall be made in accordance with procedures set forth in the Indenture.

6.       Notice of Redemption

         Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his address as it appears in the Security Register. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If less than all of the Securities are to be redeemed at any time, the Securities to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Security is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Security at the close of business on such Record Date. If money sufficient to pay the Redemption Price of and accrued interest on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Change of Control

         Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole or in part in a principal amount at Stated Maturity that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

8.       Repurchase at the Option of Holders upon Asset Sale.

         Subject to the limitations set forth in the next following paragraph, if at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall, within 30 calendar days thereafter make an offer to purchase from all Holders of Securities and other Indebtedness that ranks by its terms pari passu in right of payment with the Securities and the terms of which contain substantially similar requirements with respect to the application of net proceeds from an Asset Sale Offer, on a pro rata basis, the maximum principal amount of the Securities that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds and the maximum principal amount of such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount at Stated Maturity thereof, plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Offer Purchase Price for accepted Securities), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar years of the date the amount of Excess Proceeds exceeds $10,000,000, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Offer Purchase Price with respect thereto, all Securities or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Offer Purchase Date.

9.       The Global Security.

         So long as this Global Security is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Security held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Global Security for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Securities.

         The Holder of this Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Security through Agent Members, to take any action which a Holder of Securities is entitled to take under the Indenture or the Securities.

         Whenever, as a result of an optional redemption of Securities by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Securities, this Global Security is redeemed, repurchased or exchanged or substituted in part, this Global Security shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Security will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Security to such Holder; provided that this Global Security shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple of $1,000.

10.      Transfer and Exchange.

         The Holder of this Global Security shall, by its acceptance of this Global Security, agree that transfers of beneficial interests in this Global Security may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Securities represented thereby shall be required to be reflected in book entry form.

         Transfers of this Global Security shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Security may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         This Global Security will be exchanged by the Company for one or more Certificated Securities if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or a part of this Global Security for one or more Certificated Securities; provided that the principal amount at Stated Maturity of each of such Certificated Securities and this Global Security, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Security is exchanged as a whole for one or more Certificated Securities, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Security is exchanged in part for one or more Certificated Securities, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05 of the Indenture. Interests in this Global Security may not be exchanged for Certificated Securities other than as provided in this paragraph.

11.      Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its Obligations and the Guarantors' Obligations under the Securities, the Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in outstanding principal amount at Stated Maturity of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in outstanding principal amount at Stated Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities (a) to evidence the succession of another Person to the Company and the Guarantors and the assumption by such successor of the covenants and Obligations of the Company under the Indenture and contained in the Securities and of the Guarantors contained in the Indenture and the Guarantees, (b) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company or the Guarantors by the Indenture, (c) to add any additional Events of Default, (d) to provide for uncertificated Securities in addition to or in place of Certificated Securities, (e) to evidence and provide for the acceptance of appointment under the Indenture by the successor Trustee, (f) to secure the Securities and/or the Guarantees, (g) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the Indenture, provided that such actions will not adversely affect the interests of the Holders in any material respect or (h) to add or release any Guarantor pursuant to the terms of the Indenture. Certain provisions of the Securities and the Indenture may not be amended or waived without the consent of each Holder affected thereby.

15.      Defaults and Remedies

         Under the Indenture, Events of Default include in summary form (i) default in the payment of interest on the Securities when due, continued for 30 days; (ii) default in the payment of principal of (or premium, if any, on) the Securities when due; (iii) failure to comply with certain of the covenants in the Indenture, including the Change of Control covenant, the Asset Sale covenant and the Restrictive Payments covenant; (iv) failure to perform any other covenant of the Company or any Guarantor in the Indenture, continued for 60 days after written notice as provided in the Indenture; (v) Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary is not paid when due within the applicable grace period, or is accelerated and, in either case, the principal amount of such unpaid Indebtedness exceeds $10,000,000; (vi) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10,000,000 and such judgments or orders are not discharged, waived, appealed, stayed, satisfied or bonded for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization; or (viii) a Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Guarantee) or a Guarantor denies or disaffirms its obligations under its Guarantee.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at Stated Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders. The Holders of a majority in principal amount at Stated Maturity of the outstanding Securities, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

16.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

         No director, officer, employee, incorporator or stockholder of the Company, the Subsidiaries or the Unrestricted Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

18.      Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and/or the Registration Rights Agreement.

                               SECURITY GUARANTEE

         Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Security and each hereinafter referred to as a "Guarantor,"which term includes any successor or additional Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest on the Securities, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other Obligations of the Company and the Guarantors to the Holders under the Indenture and the Securities and (d) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

         Payment on each Security is guaranteed jointly and severally, by the Guarantors pursuant to Article 11 of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

         The Obligations of each Guarantor are limited to the lesser of (a) an amount equal to such Guarantor's Adjusted Net Assets as of the date of the Guarantee and (b) the maximum amount as well, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under the Indenture, result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent conveyance or fraudulent transfer under federal or state law or not otherwise being void, voidable or unenforceable under any similar other bankruptcy, receivership, insolvency, liquidation or other similar legislation or legal principles under applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Company in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         Certain of the Guarantors may be released from their Guarantors upon the terms and subject to the conditions provided in the Indenture.

         The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.


                                        BAYARD DRILLING, L.L.C.



                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        BAYARD DRILLING, L.P.

                                        By: BAYARD DRILLING, L.L.C., its
                                              general partner


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        BONRAY DRILLING CORPORATION



                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        TREND DRILLING CO.



                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


--------------------------------------------------------------------------------
      (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
      (Insert assignee's social security or tax I.D.  No.)

and irrevocably appoint _______________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:                        Your Signature:
       ----------------                      -----------------------------------
                                             Sign exactly as your name appears
                                             on the other side of this Security.


Signature Guarantee:


--------------------------------------
          Signature must be guaranteed



Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or Section 4.09 of the Indenture, check the appropriate box:

                     Section 4.07 [ ]

                     Section 4.09 [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount in principal amount (must be an integral of $1,000):
$
 ----------------


Dated:                        Your Signature:
       ----------------                      -----------------------------------
                                             Sign exactly as your name appears
                                             on the other side of this Security.


Signature Guarantee:


--------------------------------------
          Signature must be guaranteed



Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                                   SCHEDULE A

            SCHEDULE OF INCREASES OR DECREASES IN PRINCIPAL AMOUNT (4)


         The initial principal amount at Maturity of this Global Security shall be $100,000,000. The following increases or decreases in this Global Security have been made:


 Date of                                                           Global Security
Increase/     Amount of Decrease in     Amount of Increase in      Principal Amount     Total Principal
Decrease        Amount at Maturity       Amount at Maturity       Decrease/Increase          Amount
---------     ---------------------     ---------------------     -----------------     ---------------
---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------

---------     ---------------------     ---------------------     -----------------     ---------------



      Signature of authorized signatory of following such Trustee or Securities Custodian.

                                                --------------------------------




---------------------
         (4) This should be included only if the Security is issued in global form.

                                                                     EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                   FROM U.S. GLOBAL NOTE TO REG S GLOBAL NOTE
               (Pursuant to Section 2.06(a)(i) of the Indenture)

U.S. Trust Company of Texas, N.A.
2001 Ross Avenue, Suite 2700
Dallas, Texas 75201-2936
Attention:  Corporate Trust Department

 Re: 11% Senior Notes due 2005, Series A of Bayard Drilling Technologies, Inc.

                 Reference is hereby made to the Indenture, dated as of June 26, 1998 (the "Indenture"), between Bayard Drilling Technologies, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and U.S. Trust Company of Texas, N. A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                 This letter relates to U.S.$___________ principal amount of Securities which are evidenced by one or more U.S. Global Notes and held with the Depositary in the name of _____________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by one or more Reg S Global Notes, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both.

                 In connection with such request and in respect of such Securities, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                 (1) The offer of the Securities was not made to a person in the United States and, if the 40-day Distribution Compliance Period has not yet expired and the Transferor is a dealer (as defined in Section 2(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Securities being sold (collectively, "Dealers"), (i) neither the Transferor or any person acting on its behalf knows that the transferee is a U.S. person and (ii) if the Transferor or any person acting on its behalf knows that the transferee is a Dealer, the Transferor or person acting on its behalf has sent a confirmation or other notice to the transferee stating that the Securities may be offered or sold during the 40-day Distribution Compliance Period only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act;

                 (2)      either:

                          (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                          (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;





                                     B-1-1

                 (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

                 (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both.

                 Upon giving effect to this request to exchange a beneficial interest in a U.S. Global Note for a beneficial interest in a Reg S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Reg S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day Distribution Compliance Period associated with the initial offering of Series A Notes, the additional restrictions applicable to transfers of interest in the Reg S Global Note.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., BT Alex. Brown and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated (collectively, the Initial Purchasers"), the Initial Purchasers of such Securities being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                             [Insert Name of Transferor]

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

Dated:
       -----------------------------------
cc:    Bayard Drilling Technologies, Inc.
       Initial Purchasers





                                     B-1-2

                                                                     EXHIBIT B-2


          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                   FROM REG S GLOBAL NOTE TO U.S. GLOBAL NOTE
               (Pursuant to Section 2.06(a)(ii) of the Indenture)

U.S. Trust Company of Texas, N.A.
2001 Ross Avenue, Suite 2700
Dallas, Texas 75201-2936
Attention:  Corporate Trust Department

 Re: 11% Senior Notes due 2005, Series A of Bayard Drilling Technologies, Inc.

                 Reference is hereby made to the Indenture, dated as of June 26, 1998 (the "Indenture"), between Bayard Drilling Technologies, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and U.S. Trust Company of Texas, N. A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                 This letter relates to $____________ principal amount of Securities which are evidenced by one or more Reg S Global Notes and held with the Depositary through Euroclear or Cedel in the name of _________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by one or more U.S. Global Notes, to be held with the Depositary.

                 In connection with such request and in respect of such Securities, the Transferor hereby certifies that:

                                  [CHECK ONE]

[ ] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

[ ] such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;
                                       or

[ ]      such transfer is being effected pursuant to an effective registration statement under the Securities Act;





                                     B-2-1
                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Securities are being transferred in compliance with the transfer restrictions applicable to the Global Securities and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Securities are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

                 Upon giving effect to this request to exchange a beneficial interest in Reg S Global Notes for a beneficial interest in U.S. Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to U.S. Global Notes pursuant to the Indenture and the Securities Act.





                                     B-2-2

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporations, Lehman Brothers Inc., BT Alex. Brown and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated (collectively, the "Initial Purchasers"), the Initial Purchasers of such Securities being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                            [Insert Name of Transferor]


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

Dated:
       -----------------------------------
cc:    Bayard Drilling Technologies, Inc.
       Initial Purchasers






                                     B-2-3

                                                                     EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                            OF CERTIFICATED SECURITIES
                 (Pursuant to Section 2.06(b) of the Indenture)


U.S. Trust Company of Texas, N.A.
2001 Ross Avenue, Suite 2700
Dallas, Texas 75201-2936
Attention:  Corporate Trust Department

 Re: 11% Senior Notes due 2005, Series A of Bayard Drilling Technologies, Inc.

                 Reference is hereby made to the Indenture, dated as of June 26, 1998 (the "Indenture"), between Bayard Drilling Technologies, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and U.S. Trust Company of Texas, N. A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                 This relates to $_________ principal amount of Securities which are evidenced by one or more Certificated Securities in the name of ______________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificated Security(ies) in the form of an equal principal amount of Securities evidenced by one or more Certificated Securities, to be delivered to the Transferor or, in the case of a transfer of such Securities, to such Person as the Transferor instructs the Trustee.

                 In connection with such request and in respect of the Securities surrendered to the Trustee herewith for exchange (the "Surrendered Securities"), the Holder of such Surrendered Securities hereby certifies that:

                                  [CHECK ONE]

[ ]      the Surrendered Securities are being acquired for the Transferor's own account, without transfer;

                                       or

[ ]      the Surrendered Securities are being transferred to the Company;

                                       or

[ ] the Surrendered Securities are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[ ] the Surrendered Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act;





                                     B-3-1
                                       or

[ ] the Surrendered Securities are being transferred in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or


[ ] the Surrendered Securities are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Securities are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Securities are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., BT Alex. Brown and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated (collectively, the "Initial Purchasers"), the Initial Purchasers of such Securities being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                            [Insert Name of Transferor]


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

Dated:
       -----------------------------------
cc:    Bayard Drilling Technologies, Inc.
       Initial Purchasers






                                     B-3-2

                                                                     EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                         FROM U.S. GLOBAL NOTE OR REG S
                           PERMANENT GLOBAL SECURITY
                           TO CERTIFICATED SECURITY
                 (Pursuant to Section 2.06(c) of the Indenture)


U.S. Trust Company of Texas, N.A.
2001 Ross Avenue, Suite 2700
Dallas, Texas 75201-2936
Attention:  Corporate Trust Department

 Re: 11% Senior Notes due 2005, Series A of Bayard Drilling Technologies, Inc.

                 Reference is hereby made to the Indenture, dated as of June 26, 1998 (the "Indenture"), between Bayard Drilling Technologies, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and U.S. Trust Company of Texas, N. A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                 This letter relates to $_____________ principal amount of Securities which are evidenced by a beneficial interest in one or more U.S. Global Notes or Reg S Global Notes in the name of __________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Securities evidenced by one or more Certificated Securities, to be delivered to the Transferor or, in the case of a transfer of such Securities, to such Person as the Transferor instructs the Trustee.

                 In connection with such request and in respect of the Securities surrendered to the Trustee herewith for exchange (the "Surrendered Securities"), the Holder of such surrendered Securities hereby certifies that:

                                  [CHECK ONE]

[ ] the Surrendered Securities are being transferred to the beneficial owner of such Securities;

                                       or

[ ] the Surrendered Securities are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[ ] the Surrendered Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or





                                     B-4-1

[ ] such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or

[ ] the Surrendered Securities are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] the Surrendered Securities are being transferred pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Securities are being transferred in compliance with the transfer restrictions applicable to the Global Securities and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., BT Alex. Brown and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated (collectively, the "Initial Purchasers"), the Initial Purchasers of such Securities being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                             [Insert Name of Transferor]


                                             By:
                                             Name:
                                             Title:

Dated:
       -----------------------------------
cc:    Bayard Drilling Technologies, Inc.
       Initial Purchasers





                                     B-4-2

                                  EXHIBIT B-5


                    [FORM OF FACE OF CERTIFICATED SECURITY]

                       BAYARD DRILLING TECHNOLOGIES, INC.

                     No._________  11% SENIOR NOTE DUE 2005
                              CUSIP No.__________



         BAYARD DRILLING TECHNOLOGIES, INC., a Delaware corporation, hereby promises to pay to _________________, or registered assigns, the principal sum of _______________ on June 30, 2005.

         Interest Payment Dates: June 30 and December 31, commencing December 31, 1998.
         Record Dates: June 15 and December 15.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

         IN WITNESS WHEREOF, BAYARD DRILLING TECHNOLOGIES, INC. has caused this instrument to be duly executed under its corporate seal.


Dated:
      --------------------

                                        BAYARD DRILLING TECHNOLOGIES, INC.


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                        U. S. TRUST COMPANY OF TEXAS, N.A.
                                              as Trustee, certifies that this is
                                              one of the Securities referred to
                                              in the Indenture.


                                        By:
                                           -------------------------------------
                                                  Authorized Signatory





                                      B-5-1

                       [FORM OF REVERSE SIDE OF SECURITY]


                            11% Senior Note Due 2005

1.       Interest

         Bayard Drilling Technologies, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 30 and December 31 of each year (an "Interest Payment Date") commencing on December 31, 1998, until the principal amount is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Company will also pay additional interest under the circumstances and in the amounts as described in the Registration Rights Agreement. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

         The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the June 15 or December 15 immediately preceding the Interest Payment Date even if Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

3.       Paying Agent and Registrar

         Initially, U.S. Trust Company of Texas, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. In certain situations, the Company or any of its Subsidiaries may act as Paying Agent, Registrar or co- registrar.

4.       Indenture

         The Company issued the Securities under an Indenture dated as of June 26, 1998 (as such may be amended from time to time, the "Indenture"), among the Company, the corporations acting as guarantors and named therein (the "Guarantors") and the U.S. Trust Company of Texas, N.A., as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.





                                      B-5-2

         The Securities are limited to $100,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.08 of the Indenture). This Security is one of the Securities referred to in the Indenture. The Indenture imposes certain limitations on the incurrence of additional Indebtedness by the Company and its Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Subsidiaries and the redemption of Subordinated Indebtedness of the Company and its Subsidiaries; Investments; sales of assets and Subsidiary Capital Stock; certain transactions with Affiliates of the Company and the right of the Company and its Subsidiaries to engage in unrelated lines of business.

5.       Optional Redemption

         Except as provided in the next paragraph, the Securities are not redeemable prior to June 30, 2003. At any time on or after June 30, 2003, the Securities are redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of principal amount at Stated Maturity), if redeemed during the 12 months beginning June 30 of the years indicated below, plus accrued and unpaid interest (if any) thereon to the Redemption Date:

                                                       Redemption
                      Year                                Price
                      ----                             ----------
                      2003                               105.5000%
                      2004 and thereafter                100.0000%


         Notwithstanding the foregoing, at any time during the first 36 months after the Issue Date, the Company may redeem up to 35% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest (if any) thereon to the Redemption Date, with the net proceeds of one or more Qualified Equity Offerings of the Company; provided that at least $65,000,000 aggregate principal amount of the Securities shall remain outstanding immediately after the occurrence of any such redemption; and provided, further, that such redemption shall occur not later than 90 days after the date of the closing of any such Qualified Equity Offering. The redemption shall be made in accordance with procedures set forth in the Indenture.

6.       Notice of Redemption

         Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his address as it appears in the Security Register. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If less than all of the Securities are to be redeemed at any time, the Securities to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Security is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Security at the close of business on such Record Date. If money sufficient to pay the Redemption Price of and accrued interest on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.       Change of Control

         Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole or in part in a principal amount at Stated Maturity that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal





                                      B-5-3
to 101% of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

8.       Repurchase at the Option of Holders upon Asset Sale.

         Subject to the limitations set forth in the next following paragraph, if at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall, within 30 calendar days thereafter make an offer to purchase from all Holders of Securities and other Indebtedness that ranks by its terms pari passu in right of payment with the Securities and the terms of which contain substantially similar requirements with respect to the application of net proceeds from an Asset Sale Offer, on a pro rata basis, the maximum principal amount of the Securities that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds and the maximum principal amount of such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount at Stated Maturity thereof, plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Offer Purchase Price for accepted Securities), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar years of the date the amount of Excess Proceeds exceeds $10,000,000, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Offer Purchase Price with respect thereto, all Securities or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Offer Purchase Date.

9.       The Global Security.

         So long as this Global Security is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Security held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Global Security for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Securities.

         The Holder of this Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Security through Agent Members, to take any action which a Holder of Securities is entitled to take under the Indenture or the Securities.





                                      B-5-4

         Whenever, as a result of an optional redemption of Securities by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Securities, this Global Security is redeemed, repurchased or exchanged or substituted in part, this Global Security shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Security will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Security to such Holder; provided that this Global Security shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple of $1,000.

10.      Transfer and Exchange.

         The Holder of this Global Security shall, by its acceptance of this Global Security, agree that transfers of beneficial interests in this Global Security may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Securities represented thereby shall be required to be reflected in book entry form.

         Transfers of this Global Security shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Security may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         This Global Security will be exchanged by the Company for one or more Certificated Securities if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or a part of this Global Security for one or more Certificated Securities; provided that the principal amount at Stated Maturity of each of such Certificated Securities and this Global Security, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Security is exchanged as a whole for one or more Certificated Securities, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Security is exchanged in part for one or more Certificated Securities, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05 of the Indenture. Interests in this Global Security may not be exchanged for Certificated Securities other than as provided in this paragraph.

11.      Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


13.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its Obligations and the Guarantors' Obligations under the Securities, the Guarantees and the Indenture if the Company deposits





                                      B-5-5
with the Trustee money or U.S. Government Obligations for the payment of principal, premium and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in outstanding principal amount at Stated Maturity of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in outstanding principal amount at Stated Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities (a) to evidence the succession of another Person to the Company and the Guarantors and the assumption by such successor of the covenants and Obligations of the Company under the Indenture and contained in the Securities and of the Guarantors contained in the Indenture and the Guarantees, (b) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company or the Guarantors by the Indenture, (c) to add any additional Events of Default, (d) to provide for uncertificated Securities in addition to or in place of Certificated Securities, (e) to evidence and provide for the acceptance of appointment under the Indenture by the successor Trustee, (f) to secure the Securities and/or the Guarantees, (g) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the Indenture, provided that such actions will not adversely affect the interests of the Holders in any material respect or (h) to add or release any Guarantor pursuant to the terms of the Indenture. Certain provisions of the Securities and the Indenture may not be amended or waived without the consent of each Holder affected thereby.

15.      Defaults and Remedies

         Under the Indenture, Events of Default include in summary form (i) default in the payment of interest on the Securities when due, continued for 30 days; (ii) default in the payment of principal of (or premium, if any, on) the Securities when due; (iii) failure to comply with certain of the covenants in the Indenture, including the Change of Control covenant, the Asset Sale covenant and the Restrictive Payments covenant; (iv) failure to perform any other covenant of the Company or any Guarantor in the Indenture, continued for 60 days after written notice as provided in the Indenture; (v) Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary is not paid when due within the applicable grace period, or is accelerated and, in either case, the principal amount of such unpaid Indebtedness exceeds $10,000,000; (vi) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10,000,000 and such judgments or orders are not discharged, waived, appealed, stayed, satisfied or bonded for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization; or (viii) a Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Guarantee) or a Guarantor denies or disaffirms its obligations under its Guarantee.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at Stated Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders. The Holders of a majority in principal amount at Stated Maturity of the outstanding Securities, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.





                                      B-5-6

16.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

         No director, officer, employee, incorporator or stockholder of the Company, the Subsidiaries or the Unrestricted Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

18.      Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and/or the Registration Rights Agreement.





                                      B-5-7

                               SECURITY GUARANTEE

         Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Security and each hereinafter referred to as a "Guarantor,"which term includes any successor or additional Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest on the Securities, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other Obligations of the Company and the Guarantors to the Holders under the Indenture and the Securities and (d) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

         Payment on each Security is guaranteed jointly and severally, by the Guarantors pursuant to Article 11 of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

         The obligations of each Guarantor are limited to the lesser of (a) an amount equal to such Guarantor's Adjusted Net Assets as of the date of the Guarantee and (b) the maximum amount as well, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under the Indenture, result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent conveyance or fraudulent transfer under federal or state law or not otherwise being void, voidable or unenforceable under any similar other bankruptcy, receivership, insolvency, liquidation or other similar legislation or legal principles under applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Company in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         Certain of the Guarantors may be released from their Guarantors upon the terms and subject to the conditions provided in the Indenture.





                                      B-5-8

         The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

                                        BAYARD DRILLING, L.L.C.



                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                        BAYARD DRILLING, L.P.

                                        By: BAYARD DRILLING, L.L.C., its
                                                general partner


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        BONRAY DRILLING CORPORATION



                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        TREND DRILLING CO.


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------




                                      B-5-9

                                ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
      (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
      (Insert assignee's social security or tax I.D.  No.)

and irrevocably appoint _______________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:                        Your Signature:
       ----------------                      -----------------------------------
                                             Sign exactly as your name appears
                                             on the other side of this Security.


Signature Guarantee:


--------------------------------------
          Signature must be guaranteed



Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.





                                     B-5-10

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or Section 4.09 of the Indenture, check the appropriate box:

                     Section 4.07 [  ]

                     Section 4.09 [  ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount in principal amount (must be an integral of $1,000):
$_______________



Dated:                        Your Signature:
       ----------------                      -----------------------------------
                                             Sign exactly as your name appears
                                             on the other side of this Security.
the other

Signature Guarantee:
                    --------------------------------------
                        (Signature must be guaranteed)



Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.



Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.





                                      B-5-

                                   EXHIBIT C
                         FORM OF SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among [GUARANTOR] (the "New Guarantor"), a subsidiary of Bayard Drilling Technologies, Inc. (or its successor), a Delaware corporation (the "Company"), BAYARD DRILLING TECHNOLOGIES, INC., the Guarantors (the "Existing Guarantors") under the Indenture referred to below, and U.S. TRUST COMPANY OF TEXAS, N.A., as trustee under the Indenture referred to below (the "Trustee").

                             W I T N E S S E T H :

         WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of June 26, 1998, providing for the issuance of an aggregate principal amount of $100,000,000 of 11% Senior Notes due 2005 (the "Securities");

         WHEREAS Section 11.07 of the Indenture provides that the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall jointly and severally and unconditionally and irrevocably guarantee all of the Company's Obligations under the Securities and the Indenture pursuant to a Guarantee contained in the Indenture on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 10.01 of the Indenture, the Trustee, the Company and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1.      Definitions.   (a)  Capitalized terms used herein without
definition shall have the meanings assigned to them in the Indenture.

                 (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein,""hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally and unconditionally and irrevocably, with all other Guarantors, to guarantee the Company's Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Securities.

         3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5.      Trustee Makes No Representation.   The Trustee makes  no
representation as to the validity or sufficiency of this Supplemental
Indenture.

         6.      Counterparts.   The parties may sign any number of copies of
this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7.      Effect of Headings.   The Section headings herein are for
convenience only and shall not effect the construction thereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        [NEW GUARANTOR]


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        BAYARD DRILLING TECHNOLOGIES, INC.


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                        [ALL EXISTING GUARANTORS]


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        U. S. TRUST COMPANY OF TEXAS, N.A.
                                             as Trustee


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------




                                       C-2